Exhibit 10.23
SUBLEASE AGREEMENT
     This Sublease Agreement (this “Sublease”) is made as of the 25th day of June, 2008 (the “Effective Date”) between DIECA COMMUNICATIONS INC., a Virginia corporation (“Tenant”), and K12 INC., a Delaware corporation (“Subtenant”).
R E C I T A L S:
     A. By a certain Deed of Lease dated July 8, 2002, made between TST Woodland Funding I, L.L.C. (“Original Landlord”), and Tenant, as amended pursuant to the First Amendment To Deed of Lease (the “First Amendment”) dated March 31, 2005 by ACP/300 Corporate Park Drive, LLC, a Delaware limited liability company, successor in interest to Original Landlord (the “Master Landlord”) and Tenant (collectively, the “Master Lease”), a copy of which is attached hereto as Exhibit A, the Master Landlord leased to Tenant a portion of the property located at 2300 Corporate Park Drive in Herndon, Virginia (the “Master Premises”).
     B. Tenant desires to sublet to Subtenant and Subtenant desires to sublet from Tenant a portion of the Master Premises. Specifically, Subtenant desires to sublet from Tenant approximately 6,192 rentable square feet on the fourth (4th) floor of the building (the “Subleased Premises”), a copy of the floor plan detailing the Subleased Premises is attached hereto as Exhibit B, per the terms and conditions contained herein. Such Premises shall not be remeasured by Tenant during the Term, and if remeasured by Master Landlord, in no event shall Subtenant’s costs associated with the rentable square footage increase or decrease.
          NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
A G R E E M E N T:
1. MASTER LEASE
     A. Tenant represents and warrants to Subtenant that attached hereto as Exhibit A is a true, correct and complete copy of the Master Lease and all amendments thereto.
     B. Unless otherwise defined herein, all capitalized terms shall have the defined meanings ascribed to them in the Master Lease.
     C. Except as set forth below and except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except to the extent they are inapplicable to, inconsistent with, or modified by the terms of this Sublease and except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to this “Sublease”; (ii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Tenant” and “Subtenant”, respectively, except as otherwise expressly set forth herein; (iii) with respect to work, services, utilities, electricity, repairs (or damage caused by Master Landlord), restoration, insurance, indemnities, reimbursements, representations, warranties or the performance of any other obligation of Master Landlord under the Master Lease, whether or not incorporated herein, the sole obligation of Tenant shall be to request the same in writing from Master Landlord as and when requested to do so by Subtenant, and to use Tenant’s commercially reasonable efforts (which shall not include the institution of legal proceedings by Tenant, but which may include allowing Subtenant, at Subtenant’s sole cost and expense, to institute legal proceedings in Tenant’s name (if necessary), by attorneys approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed) to obtain Master Landlord’s performance; (iv) with respect to any obligation of Tenant to be performed under this Sublease, wherever the Master Lease grants to “Tenant” a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Subtenant shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults; (v) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such approval must be obtained from both Master Landlord and Tenant, and Tenant’s withholding of approval shall in all events be deemed reasonable if for any reason Master Landlord’s approval is not obtained; (vi) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Subleased Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Landlord and Tenant; (vii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from Subtenant to both Master Landlord and Tenant; and (viii) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Subtenant to both Master Landlord and Tenant.
     D. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Landlord thereunder. Subtenant hereby expressly assumes and agrees for the benefit of the Master Landlord: (i) to comply with all provisions of the Master Lease which are assumed by Subtenant hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease with respect to the Subleased Premises during the term of this Sublease. In the event the Master Lease is terminated or cancelled for any reason whatsoever, this Sublease shall terminate simultaneously with such termination or cancellation and, unless it is determined in a final, non-appealable judgment that such termination is a result of Tenant’s default under the Master Lease, or Tenant’s gross negligence or willful misconduct, without any liability of Tenant to Subtenant. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Tenant and Subtenant, the provisions of this Sublease shall control.

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     E. The parties acknowledge and agreement that notwithstanding anything to the contrary in this Sublease or the Master Lease, Section 18 of the First Amendment shall not apply and have no force nor effect with regard to the Subtenant.
2. WARRANTY BY LESSOR
Tenant warrants and represents to Subtenant that the Master Lease is in full force and effect, has not been amended or modified except as expressly set forth herein, that all obligations of Tenant have been satisfied, that Tenant is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, nor to the best of Tenant’s knowledge is there any event with which the giving of notice or the passage of time or both would become a default or breach under the Master Lease and that Tenant has no knowledge of any claim by Master Landlord that Tenant is in default or breach of any of the provisions of the Master Lease. Tenant has not received written notice of any violation or alleged violation of law, including but not limited to the Americans with Disabilities Act of 1990, as may be amended (“ADA”) with respect to the Subleased Premises. Tenant, as of the Effective Date, has not received written notice of any mechanic’s liens charged against the Premises. During the Term of this Sublease, the Tenant agrees not to amend or modify the Master Lease in such a manner as to increase Subtenant’s obligations under this Sublease or adversely impact Subtenant’s rights under this Sublease without prior written notice to and reasonable approval by Subtenant. During the Term of this Sublease, Tenant shall not voluntarily terminate the Master Lease with respect to the Subleased Premises, nor will Tenant knowingly act or knowingly fail to act in such a manner as to cause the termination of the Master Lease. Should Tenant receive written notice from Master Landlord regarding any default or other material issue under the Master Lease or notices of any violations, mechanic’s liens or any other notices affecting the Subleased Premises, Tenant shall provide a copy such notice(s) to Subtenant within two (2) business days of Tenant’s receipt of said notice(s).
3. SUBLEASED PREMISES
Tenant hereby subleases to Subtenant on the terms and conditions set forth in this Sublease the Subleased Premises. Subtenant accepts the Subleased Premises in their present “As-Is” condition and shall be responsible, at its cost and expense, for all alterations, improvements, additions and other work desired for its use and occupancy of the Subleased Premises, except as specifically stated in this Sublease. For the avoidance of doubt, Tenant shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the ADA). In addition, Tenant shall have no obligation to perform any repairs or any other obligation of Master Landlord required to be performed by Master Landlord under the terms of the Master Lease and Subtenant shall look solely to Master Landlord for performance of said obligations. Tenant shall, however, request performance of the same in writing from Master Landlord promptly

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after being requested to do so by Subtenant, and shall use Tenant’s commercially reasonable efforts (which shall not include the institution of legal proceedings by Tenant, but which may include allowing Subtenant, at Subtenant’s sole cost and expense, to institute legal proceedings in Tenant’s name (if necessary), by attorneys approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed) to obtain Master Landlord’s performance. Tenant hereby assigns to Subtenant, for so long as this Sublease shall be in force and effect, any and all rights of Tenant under the Master Lease with respect to the Subleased Premises and causes of action which Tenant may have against Master Landlord with respect to the Subleased Premises due to default by Master Landlord under the Master Lease.
4. TERM
The term of this Sublease shall commence on the later of: (a) July 1, 2008; and (b) the date that Master Landlord consents to this Sublease or possession of the Subleased Premises is delivered to Subtenant (“Commencement Date”), and end on July 31, 2010 (“Termination Date”), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Tenant and Subtenant shall execute a memorandum setting forth the actual date of commencement of the term. Possession of the Subleased Premises shall be delivered to Subtenant on the Commencement Date; provided, however, once the Master Landlord consents to this Sublease, Subtenant shall be permitted access to the Subleased Premises within five (5) business days of such consent in order for Subtenant to complete (through Subtenant’s contractor or vendor or by Subtenant’s employees or other agents) the cabling of telephone, computer, security systems, office equipment and the like; provided that Tenant shall not be required to provide Subtenant with such access unless Subtenant has demonstrated its compliance with the insurance requirements provided in Section 13 of this Sublease. Notwithstanding anything to the contrary in this Sublease, if Tenant fails, for any reason other than the acts or omissions of either Subtenant or the Master Landlord (including without limitation the Master Landlord’s failure to timely consent to this Sublease) or the agents or employees of Subtenant or Master Landlord, to provide possession of the Subleased Premises on the Commencement Date, the date the Rent (as defined below) commences will be extended for each day of delay beyond such date and provided further that if Tenant fails to provide possession of the Subleased Premises on or before August 1, 2008 (subject to the exceptions set forth above), then Subtenant shall have the right to terminate this Sublease by written notice delivered to Tenant on or before August 15, 2008, upon which the parties shall have no further obligations to each other under this Sublease.
5. RENT
Subtenant does hereby agree, without notice, deduction or offset, to pay to Tenant, as the monthly rent for the Subleased Premises (“Rent”), the following amounts for the term of the Sublease:

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July 1, 2008 – June 30, 2009:	$14,964.00 each month
July 1, 2009 – June 30, 2010:	$15,562.56 each month
July 1, 2010 – July 31, 2010:	$16,185.06 each month
Rent includes all Operating Expenses and Taxes contemplated under the Master Lease and Tenant hereby acknowledges and agrees that Subtenant shall not be responsible for any other costs not specifically and expressly provided for herein, including but not limited to costs or charges for Building or common area maintenance, utilities or taxes. However, except as otherwise expressly provided in this Sublease, Subtenant shall pay any other additional costs or expenses incurred under the Master Lease related to the Sublease Premises or Subtenant’s occupancy thereof (including, without limitation, the cost of all overtime HVAC, energy and other services costs provided to Subtenant and/or the Sublease Premises and not included in Operating Expenses or Taxes). Unless such costs and expenses can be paid directly to Master Landlord, Subtenant shall reimburse Tenant for such other amounts within ten (10) business days of receipt of an invoice (attaching the charges of the Master Landlord) from Tenant therefor. For the purposes of this Sublease and all of Subtenant’s obligations hereunder, Rent and any other sums due to Tenant from Subtenant under this Sublease shall together constitute “Rent.”
All payments of Rent due under this Sublease shall be paid in advance at least three (3) business days prior to when the corresponding payments are due and payable under the Master Lease. Said payment shall be made to Tenant, and shall be mailed to the address of Tenant or any other address which Tenant may in writing designate. The first month’s rent payment in the amount of $14,964.00 shall be due and payable by Subtenant to Tenant upon Subtenant’s execution of this Sublease.
6. USE OF PREMISES; ACCESS
Notwithstanding anything contrary to the Master Lease, the Subleased Premises shall be used and occupied only for general office purposes in accordance with the applicable zoning regulations and for no other use or purpose. Subtenant shall not use, store or dispose of, in or from the Subleased Premises, any substances, materials, chemicals or gases which are defined and regulated as being hazardous or toxic under applicable federal, state or local laws and regulations except for such substances, materials, chemicals or gases in small amounts as used in the ordinary course of the operation of Subtenant’s business which use shall at all times be in strict adherence to and compliance with all applicable environmental laws and the terms of the Master Lease. Subject to the terms and conditions of the Master Lease, Subtenant shall have access to the Subleased Premises twenty-four (24) hours per each day of the year. Tenant shall provide fifty (50) of its electronic access cards for the Subleased Premises and shall, at its sole cost and expense, cause the Master Landlord to reprogram the electric access system such that only the foregoing 50 cards shall provide access to the Subleased Premises (except with respect to the Master Landlord and Tenant as permitted and limited by this Sublease), and pay the costs associated with obtaining such cards if such cards provide access to the Master Premises in excess of the Subleased Premises.

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7. AGENCY DISCLOSURE
Subtenant and Tenant each warrant that they have dealt with no other real estate broker(s), finder(s), or other person(s) in connection with this transaction other than The Staubach Company – Northeast, Inc., as Subtenant’s broker, and CresaPartners, as Tenant’s agent, both of which shall be compensated by Tenant pursuant to a separate agreement. Tenant and Subtenant each shall indemnify and hold the other harmless from any breach by it of this representation.
8. ATTORNEYS’ FEES
If Tenant or Subtenant shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys’ fees.
9. FURNITURE
Subtenant shall have the right to utilize certain of the existing workstations and furniture within the Subleased Premises through the term of the Sublease at no cost to the Subtenant (excluding certain personal property of the Tenant). The Master Landlord owns the furniture and workstations and therefore Tenant and Subtenant have no rights to the furniture after the expiration of the Sublease term. Attached as Exhibit C is a list of the items of furniture within the Subleased Premises that Subtenant will retain (the “Sublease Furniture”). Any items of furniture that had been in the Subleased Premises but are not listed on Exhibit C as Sublease Furniture shall have been removed by Tenant, at its sole cost and expense, from the Subleased Premises prior to the Commencement Date. Subtenant shall have no further obligation to Tenant or Master Landlord regarding such items of furniture.
10. NOTICES
All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Tenant to Subtenant shall be sent by United States Mail, postage prepaid, or by nationally recognized overnight carrier addressed to the Subtenant at the Subleased Premises, and to the address hereinbelow, or to such other place as Subtenant may from time to time designate in a notice to the Tenant. All notices and demands by the Subtenant to Tenant shall be sent by United States Mail, postage prepaid, or by recognized overnight carrier addressed to the Tenant at the address set forth herein, and to such other person or place as the Tenant may from time to time designate in a notice to the Subtenant.

To Tenant:	Covad Communications Company
110 Rio Robles
San Jose, CA 95134

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Attn: Contract Management/Legal

To Subtenant:	K12 Inc.
2300 Corporate Park Drive
Herndon, VA 20171
Attn: Legal Department
11. REMOVAL OF ALTERATIONS
Notwithstanding anything in the Master Lease or this Sublease to the contrary, Subtenant shall not be required at the termination of the Sublease to remove alterations, fixtures, equipment and other property at the Subleased Premises unless such items or alterations are installed by or at the request of Subtenant. Unless the Master Landlord does not require such restoration or removal, Subtenant shall be solely responsible for the restoration of any items or alterations that are removed by or at the request of Subtenant and/or the removal of any items or alterations that are installed by or at the request of Subtenant.
12. CONSENTS
Each of the signatories set forth below represents and warrants that it is duly authorized to execute and deliver this Sublease, to bind the person for which such signatory signs and that such person has obtained all consents and approvals necessary to execute and deliver this Sublease. Additionally, except for the consent of the Master Landlord, each party represents and warrants to each of the other parties that it has obtained all consents and approvals necessary to execute and deliver this Sublease.
13. INSURANCE
     A. Subtenant agrees that Subtenant will, at all times during the Term of this Sublease, maintain and pay for such insurance as is required under the Master Lease, naming the Master Landlord and Tenant as “additional insureds” under the policy or policies carried by Subtenant. The Subtenant further covenants that in the event that the insurance policy evidenced in the certificate is canceled or materially amended it will advise the Tenant in writing to this effect forthwith. In the event that Subtenant fails to maintain the insurance required by this Section, then the Tenant shall have the right to obtain such insurance on behalf of Subtenant. In the event that Tenant obtains such insurance on behalf of Subtenant, then Subtenant shall reimburse Tenant for the cost thereof within five (5) business days of Tenant’s demand for reimbursement.
     B. Tenant and Subtenant each hereby releases all causes of action and rights of recovery against each other and their respective agents, officers and employees for any loss, regardless of cause or origin, to the extent of any recovery to either party from any policy(s) of insurance carried or required to be carried hereunder. Tenant and Subtenant agree that any policies presently existing or obtained on or after the date hereof (including

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renewals of present policies) shall include a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder.
14. PARKING
Subtenant shall be entitled to use parking spaces in accordance with the terms of the Master Lease, including but not limited to Section 13 of the First Amendment concerning reserved parking spaces of which Subtenant shall be entitled to its proportionate share based on the ratio of Subleased Premises to Master Premises.
15. SIGNAGE
Subtenant shall have the rights to suite entry signage and building directory signage pursuant to the terms contained in the Master Lease.
16. CONDEMNATION
In the event of damage or destruction of the Subleased Premises or the taking of all or any part thereof under the power of eminent domain, this Sublease shall terminate only if the Master Lease is terminated as a result thereof.
17. EMERGENCY POWER SYSTEM
     Subject to the terms and conditions of the Master Lease, Subtenant shall have the right, with Master Landlord’s consent pursuant to the Master Lease, to connect certain equipment into the Master Landlord’s emergency power generator and uninterrupted power supply systems (“Emergency Power System”). Subtenant shall pay directly to the Master Landlord all costs and expenses related to the Subtenant’s actual usage of the Emergency Power System. In the event that Subtenant is not permitted to pay such costs directly, then Tenant shall pay the costs and expenses of the Emergency Power System and the Subtenant shall promptly reimburse the Tenant for Tenant’s actual costs incurred with respect to the Subleased Premises; provided that Tenant submits reasonable supporting documentation regarding such costs.
18. DEFAULT
Subtenant shall be in material default of its obligations under this Sublease if any of the following events occur:
          A. Subtenant fails to pay any Rent within five (5) business days after receipt of written notice from Tenant that such item of Rent is due and unpaid; or
          B. Subtenant fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure such breach within

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thirty (30) days after delivery of a written notice to Subtenant specifying the nature of the breach; provided, however, that if more than thirty (30) days are reasonably required to remedy the failure, then Subtenant shall not be in default if Subtenant commences the cure within the thirty (30) day period and thereafter diligently completes the cure; or
          C. Subtenant makes a general assignment of its assets for the benefit of its creditors, including attachment of, execution on, or the appointment of a custodian or receiver with respect to a substantial part of Subtenant’s property or any property essential to the conduct of its business; or
          D. Subtenant abandons (without payment of Rent) the Subleased Premises in violation of the Master Lease; or
          E. Subtenant commits any other act or omission which constitutes a default under the Master Lease, which has not been cured after delivery of any written notice required and passage of three-quarters (3/4) of any applicable grace period provided in the Master Lease as modified, if at all, by the provisions of this Sublease.
19. SECURITY DEPOSIT
Subtenant shall provide Tenant prior to the execution of this Sublease a security deposit in the amount of $14,964.00. Tenant may use the security deposit, or any part of the deposit, to satisfy any default of Subtenant and any expenses arising from such default. If any portion of the security deposit is so used or applied, Subtenant shall, within five (5) business days after written demand therefore, deposit cash with Tenant in an amount sufficient to restore the security deposit to its original amount. Tenant may commingle the security deposit with its own funds and Subtenant shall not be entitled to interest on the security deposit. Any remaining balance of the Security Deposit shall be returned to Subtenant at such time after the Termination Date that all of Subtenant’s obligations under this Sublease have been fulfilled, but in no event later than thirty (30) days following the Termination Date.
20. ASSIGNMENT AND SUBLETTING
Subtenant’s rights to assign, transfer or hypothecate the leasehold estate under this Sublease, or any interest therein shall be governed by the Master Landlord pursuant to Article 13 of the Master Lease and by the Tenant pursuant to such Article 13 as incorporated into this Sublease.
21. ENTIRE AGREEMENT; AMENDMENTS
This Sublease contains all agreements between the parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. This Sublease may not be amended except by the written agreement of all parties hereto.

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22. WAIVER
If either Tenant or Subtenant waives the performance of any term, covenant or condition contained in this Sublease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Sublease. The acceptance of Rent by Tenant shall not constitute a waiver of any preceding breach by Subtenant of any term, covenant or condition of this Sublease regardless of Tenant’s knowledge of such preceding breach at the time Tenant accepted such Rent. Failure by Tenant to enforce any of the terms, covenants or conditions of the Sublease for any length of time shall not be deemed to waive or decrease the right of Tenant to insist thereafter upon strict performance by Subtenant. Waiver by Tenant of any term, covenant or condition contained in this Sublease may only be made by a written document signed by Tenant, based upon full knowledge of the circumstances.
23. RELATIONSHIP OF PARTIES
This Sublease does not and shall not create the relationship of principal and agent, or of partnership, or of joint venture, or of any other association between Tenant and Subtenant, except that of sublandlord and subtenant.
24. NO DRAFTING PRESUMPTION
The parties acknowledge that this Sublease has been agreed to by both the parties, that both Tenant and Subtenant have consulted with attorneys with respect to the terms of this Sublease and that no presumption shall be created against Tenant because Tenant drafted this Sublease.
25. COUNTERPARTS
This Sublease may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
26. MASTER LANDLORD’S CONSENT
     After its execution by Tenant and Subtenant, this Sublease shall be effective only upon obtaining the written consent of Master Landlord, or its duly authorized agent. Promptly after the execution of this Sublease by the Tenant and Subtenant, Tenant shall use its commercially reasonable efforts to secure the Master Landlord’s consent to this Sublease and shall keep Subtenant reasonably apprised of the status of such efforts.

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[SIGNATURE PAGE FOLLOWS]
THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY MASTER LANDLORD WITHIN 30 DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

Date:	6/25/08	Date:	6/26/08

Tenant: Dieca Communications, Inc.		Subtenant: K12, Inc.

By:	/s/ Jeff Bailey	By:	/s/ John Baule

Title:	CFO	Title:	Exec VP of Operations & CFO

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Exhibit A
Master Lease

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Exhibit B
Subleased Premises
Note:
1) Subleased Premises totals 6,192 rentable square feet and is illustrated as the “Covad” space in this illustration.

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Exhibit C
Sublease Furniture

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FINAL EXECUTED LEASE
DEED OF LEASE
TST WOODLAND FUNDING I, L.L.C.,
a Delaware limited liability company,
Landlord
and
DIECA COMMUNICATIONS, INC.,
a Virginia corporation,
Tenant
South Pointe II
2300 Corporate Park Drive
Woodland Park
Herndon, Virginia 20171
July 8, 2002

-i-

-ii-

-iii-

EXHIBITS
Exhibit A	Floor Plan
Exhibit B	Definitions
Exhibit C	Work Letter
Exhibit D	Cleaning Specifications
Exhibit E	Rules and Regulations
Exhibit F	Commencement Notice
Exhibit G	Existing Furnishings

RIDERS
Rider No. 1	Extension Option
Rider No. 2	Antenna
Rider No. 3	Exterior Signage

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DEED OF LEASE
     This Deed of Lease (the “Lease”) is made as of the 8th day of July, 2002 (“Effective Date”), between TST WOODLAND FUNDING I, L.L.C (“Landlord”), a Delaware limited liability company, and DIECA COMMUNICATIONS, INC., (“Tenant”), a Virginia corporation.
     Landlord and Tenant hereby agree as follows:
ARTICLE 1
BASIC LEASE PROVISIONS

PREMISES	The rentable area of the portion of the first (1st) floor of the Building, the entire rentable area of the third (3rd) floor of the Building and the rentable area of the portion of the fourth (4th) floor of the Building, as more particularly shown on Exhibit A.

BUILDING	The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed upon the land known as 2300 Corporate Park Drive, Woodland Park, Herndon, Virginia 20171 (commonly known as South Pointe II).

REAL PROPERTY	The Building, the Common Area, the parking facilities and the real property upon which the Building and the parking facilities stand.

COMMENCEMENT DATE	The date which is earlier to occur of (a) the date Tenant (or any person claiming by, through or under Tenant) occupies any part of the Premises for the conduct of its business, or (b) the later of (i) the date upon which the Tenant Improvements (as described in Exhibit C attached hereto) are Substantially Completed in accordance with the terms of this Lease, or (ii) July 15, 2002.

RENT COMMENCEMENT DATE	The day following the third (3rd) monthly anniversary of the Commencement Date.

EXPIRATION DATE	The last day of the month in which the third (3rd) yearly anniversary of the Commencement Date occurs, or the last day of any extension term, if the Term of this Lease is extended in accordance with any express provision hereof.

TERM	The period commencing on the Commencement Date and ending

on the Expiration Date.

PERMITTED USES	Executive and general offices.

BASE YEAR	Calendar year 2002.

TENANT’S PROPORTIONATE SHARE	23.51%

AGREED AREA OF BUILDING	159,633 rentable square feet, as measured in accordance with the BOMA standard of building measurement and mutually agreed to by Landlord and Tenant.

AGREED AREA OF PREMISES
37,517 rentable square feet, as measured in accordance with the BOMA standard of building measurement and mutually agreed to by Landlord and Tenant, consisting of 3,573 square feet of rentable area on the first (1st) floor, 27,752 square feet of rentable area on the third (3rd) floor and 6,192 square feet of rentable area on the fourth (4th) floor (the “Fourth Floor Space”), being comprised of 3,044 square foot area designated as “Suite 4A” on Exhibit A and 3,148 square foot area designated as “Suite 4B” on Exhibit A.

FIXED RENT

Fixed Rent per annum
per square foot of rentable area
Lease Year	of Premises
1	$24.00
2	$24.60
3 through original Expiration Date	$25.22

LEASE YEAR	Each period of twelve (12) successive months commencing on the Commencement Date or any anniversary thereof, except that the last Lease Year of the Term might contain fewer than twelve (12) months if the period between the expiration of the then preceding Lease Year and the Expiration Date contains fewer than twelve (12) months.

ADDITIONAL RENT	All sums other than Fixed Rent payable by Tenant to Landlord under this Lease, including Tenant’s Tax Payment, Tenant’s Operating Payment, late charges, overtime or excess service charges, damages, and interest and other costs related to Tenant’s failure to perform any of its obligations under this Lease.

RENT	Fixed Rent and Additional Rent, collectively.

INTEREST RATE	The lesser of (i) 4% per annum above the then-current Base Rate, and (ii) the maximum rate permitted by applicable law.

SECURITY DEPOSIT	$375,170.00, in the form of the Letter of Credit.

TENANT’S ADDRESS FOR NOTICES	Until Tenant commences business operations from the Premises:

Dieca Communications, Inc.
3420 Central Expressway
Santa Clara, CA 95051
Attn: Director of Real Estate

Copy to:

Dieca Communications, Inc.
3420 Central Expressway
Santa Clara, CA 95051
Attn: Legal Department

Thereafter:

Dieca Communications, Inc.
3420 Central Expressway
Santa Clara, CA 95051
Attn: Director of Real Estate

Copy to:

Dieca Communications, Inc.
3420 Central Expressway
Santa Clara, CA 95051
Attn: Legal Department

and

Dieca Communications, Inc.
2300 Corporate Park Drive
Woodland Park
Herndon, Virginia 20171

LANDLORD’S ADDRESS FOR NOTICES	TST Woodland Funding I, L.L.C.
c/o Tishman Speyer Properties, L.P.
520 Madison Avenue, Sixth Floor
New York, New York 10022
Attn: Chief Financial Officer

Copies to:

TST Woodland Funding I, L.L.C.
c/o Tishman Speyer Properties, L.P.
8270 Greensboro Drive, Suite 810
McLean, Virginia 22102
Attn: James A. Evans

and:

Tishman Speyer Properties, L.P.
520 Madison Avenue, Sixth Floor
New York, New York 10022
Attn: General Counsel

TENANT’S BROKER	Scheer Partners and Liberty Greenfield.

LANDLORD’S AGENT	Tishman Speyer Properties, L.P. or any other person designated at any time and from time to time by Landlord as Landlord’s Agent and their successors and assigns.

LANDLORD’S CONTRIBUTION	$-0-.

GUARANTOR	None.
All capitalized terms used in this Lease without definition are defined in Exhibit B-Definitions or in Exhibit C-Work Letter to this Lease.

ARTICLE 2
PREMISES, TERM, RENT
     Section 2.1 Lease of Premises. Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. In addition, Landlord grants to Tenant the right to use, on a non-exclusive basis and in common with other tenants, the Common Areas.
     Section 2.2 Commencement Date. Upon the Effective Date, the terms and provisions hereof shall be fully binding on Landlord and Tenant, including prior to the occurrence of the Commencement Date. The Term of this Lease shall commence on the Commencement Date and, unless sooner terminated or extended as hereinafter provided, shall end on the Expiration Date. If Landlord does not tender possession of the Premises to Tenant on or before any specified date, for any reason whatsoever, Landlord shall not be liable for any damage thereby, this Lease shall not be void or voidable thereby, and the Term shall not commence until Landlord tenders possession of the Premises to Tenant. No failure to tender possession of the Premises to Tenant on or before any specified date shall affect any other obligations of Tenant hereunder. Once the Commencement Date is determined, Landlord and Tenant shall execute an agreement in the form of Exhibit F hereto stating the Commencement Date and the Expiration Date, but the failure to do so will not affect the determination of such dates. For purposes of determining whether Tenant has accepted possession of the Premises, Tenant shall be deemed to have done so when Tenant first moves Tenant’s Property and/or any of its personnel into the Premises and/or commences construction, except to the extent that Tenant is authorized in this Lease or by Landlord’s agreement to do any of the foregoing without being deemed to have accepted possession of the Premises.
     Notwithstanding the foregoing, if the Commencement Date has not occurred by August 1, 2002 (as such date may be extended by any Tenant Delay and/or Unavoidable Delay), Tenant shall have the right, as Tenant’s sole remedy, to terminate this Lease by delivering written notice of such termination (the “Termination Notice”) to Landlord at any time on or after such date but prior to the Commencement Date with such termination being effective 30 days after Landlord’s receipt of the Termination Notice; provided however, if the Commencement Date occurs within such 30 day period, the Termination Notice shall be deemed null and void. If Landlord incurs an Unavoidable Delay in connection with Landlord’s Substantial Completion of the Tenant Improvements due to any delay in the issuance of any permits or in connection with any governmental inspections of the Tenant Improvements, Landlord will send Tenant written notice of such Unavoidable Delay within 2 business days after Landlord obtains actual knowledge of such Unavoidable Delay. If Landlord fails to send such notice to Tenant within such 2 business day period, then the delay will not be treated as an Unavoidable Delay until the day on which Landlord sends such notice to Tenant.
     Section 2.3 Payment of Rent. Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by wire transfer of funds or by check, (i) Fixed Rent in equal monthly installments, in advance, on the first day of each month during the Term, commencing on the Commencement Date, and (ii) Additional Rent, at the times and in the manner set forth in this Lease. The foregoing and any other provision of this Lease to the contrary notwithstanding, Landlord hereby waives Tenant’s obligation to pay (a) Fixed Rent for the entire Premises for the 3 month period that begins on the Commencement Date; and (b) Fixed Rent for Suite 4A for the 6 month period that begins on the Commencement Date. Nothing herein contained shall be deemed to diminish or relieve Tenant of its obligation to pay in accordance with the terms of this Lease all other sums owed by Tenant to Landlord under the Lease (other than Base Rent for the aforementioned periods).
     Section 2.4 First Month’s Rent. Tenant shall pay one month’s Fixed Rent upon the execution of this Lease.
ARTICLE 3
USE AND OCCUPANCY
     Section 3.1 Permitted Uses. Tenant shall use and occupy the Premises for the Permitted Uses and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use. If Tenant uses the Premises for a purpose constituting a Prohibited Use, violating any Requirement, or causing the Building to be in violation of any Requirement, then Tenant shall promptly discontinue such use upon notice of such violation. Tenant, at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the Permitted Uses in the Premises, other than with respect to those licenses and permits that Landlord is responsible for obtaining and maintaining.
     Section 3.2 Parking Facilities. Tenant shall have the right to use 3.98 parking spaces per 1,000 rentable square feet in the Premises for no additional Rent (except for Additional Rent payable in accordance with Article 7 below) during the Term and any extension thereof (except as set forth in Section 4 of Rider No. 1–Extension Option to the contrary). Parking spaces shall be provided on an unreserved basis in common with other Building tenants. Notwithstanding the foregoing, Tenant acknowledges that Landlord may temporarily relocate, or specifically designate the location of, Tenant’s parking spaces from time to time as a result of emergencies or repair and maintenance work. Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the parking structure and surface lots, and shall at all times abide by all reasonable rules and regulations promulgated by Landlord, (or any parking operator selected by Landlord) governing the use of the parking structure and surface lots. It is understood and agreed that Landlord does not assume any responsibility for any damage or loss to any automobiles parked in the parking structure or surface lots or to any personal property located therein, or for any injury sustained by any person in or about the parking structure or surface lots. Any provision of this Lease to the contrary notwithstanding, Landlord and Tenant acknowledges that the Building parking facilities were designed to accommodate approximately 3.98 parking spaces per 1,000 rentable square feet in the Building and that Tenant might have a need for more than 3.98 parking spaces per 1,000 rentable square feet in the Premises. If Tenant notifies Landlord that Tenant desires more than 3.98 parking spaces per 1,000 rentable square feet in the Premises or if Landlord determines on its own that Tenant is consistently using more than 3.98 parking spaces per 1,000 rentable square feet in the Premises, Landlord have the right to attempt to accommodate Tenant’s parking needs, at Tenant’s expense, by implementing such parking policies and procedures as Landlord determines from time to time to be reasonably necessary to accommodate the parking needs of Tenant and of the other tenants at the Building including, for example, restriping all or some of the parking areas; specifically designating the location of Tenant’s parking spaces (provided, however, if Landlord specifically designates the location of Tenant’s parking spaces, the percentage of Tenant’s total parking spaces that are located in the parking garage shall equal or exceed the percentage of all parking spaces at the Building that are in the parking garage. Thus, if 70% of the Building’s parking spaces are located in the parking garage, then at least 70% of Tenant’s designated spaces must be in the parking garage).
ARTICLE 4
CONDITION OF THE PREMISES
     Section 4.1 Condition. Tenant agrees (a) to accept possession of the Premises upon Substantial Completion of the Premises in accordance with the terms of the Work Letter attached hereto as Exhibit C, and (b) except for the Tenant Improvements described in the Work Letter, that Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant’s occupancy. Tenant’s occupancy of any part of the Premises shall be conclusive evidence, as against Tenant, that (i) Landlord has Substantially Completed any work to be performed by Landlord under this Lease, (ii) Tenant has accepted possession of the Premises in its then current condition and (iii) at the time such possession was taken, the Premises and the Building were in a good and satisfactory condition as required by this Lease.
     Section 4.2 Landlord’s Contribution. [Intentionally omitted]
     Section 4.3 Existing Furnishings. Tenant acknowledges that as of the Commencement Date, the Premises contains or will contain certain furniture, fixtures and equipment, including, without limitation, the furniture described on Exhibit G-Existing Furnishings to this Lease (the “Existing Furnishings”). Tenant shall have the right to use the Existing Furnishings throughout the Term and any extension thereof, provided that (i) Tenant shall maintain he Existing Furnishings in good condition and repair at Tenant’s expense, (ii) the Existing Furnishing shall at all times remain Landlord’s property and shall be during the Term, (iii) at no time shall Tenant remove any of the Existing Furnishings from the Premises, and (iv) Tenant shall be surrender the Existing Furnishings to Landlord upon the expiration or sooner termination of this Lease in good order and repair, reasonable wear and tear excepted. Within thirty (30) days after written demand therefor, Tenant shall pay or reimburse Landlord for all personal property, use and other taxes payable in connection with the Existing Furnishings.
     Section 4.3 Tenant Access. Subject to the provisions of this paragraph, Tenant will be allowed to enter into the Premises prior to the Commencement Date so that Tenant can complete through Tenant’s contractor or vendor the cabling of telephone, computer, security systems and specialized office equipment, at the same time that Landlord’s contractors are working in the the

Premises. Any person granted access on behalf of Tenant pursuant to this paragraph shall comply with all reasonable requirements that Landlord and Contractor may impose and shall strictly observe all rules and regulations promulgated by Contractor and/or Landlord relating to the job site, including without limitation those relating to safety. If required by Landlord, each person granted access shall sign a release and waiver of liability form as reasonably required by Landlord. Tenant shall have the insurance required pursuant to the Lease in full force and effect (and naming Landlord and any construction supervisor as additional insureds thereunder) prior to entering the Building and/or the Premises, and all relevant terms and conditions of this Lease (excluding the payment of Fixed Rent) shall be fully applicable to Tenant’s early access of the Building and/or the Premises. Tenant shall indemnify and hold Landlord and Contractor harmless from and against any cost, damage, claim, liability or expense (including reasonable attorneys’ fees) arising out of or in connection with the entry into, or activities at, the Building and/or the Premises by Tenant and all of Tenant’s employees, agents, contractors, subcontractors and invitees. Any delay in the construction of the Tenant Improvements which results from the entry into the Building and/or the Premises by Tenant or Tenant’s employees, agents, contractors, subcontractors or invitees or their activities in the Building and/or the Premises, shall constitute a Tenant Delay. The foregoing license to enter is conditioned upon Tenant’s workmen and mechanics working in harmony and not interfering with the Contractor or with any other tenants or their contractors. Contractor shall use commercially reasonable efforts to facilitate and coordinate with Tenant’s vendors and contractors. If, at any time, such entry shall cause disharmony or interference therewith, the license granted by the terms of this paragraph may be withdrawn by Landlord on twenty-four hours notice to Tenant’s Representative. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of the Tenant’s installation so made, the same being solely at Tenant’s risk.
ARTICLE 5
ALTERATIONS
     Section 5.1 Tenant’s Alterations.
          (a) Tenant shall not make any alterations, additions or other physical changes in or about the Premises (collectively, “Alterations”), other than (A) decorative Alterations such as painting, wall coverings and floor coverings and (B) Alterations that cost less than $25,000 in the aggregate for a single project and that do not require the issuance of any building or other permit (collectively, “Decorative Alterations”), without Landlord’s prior consent, which consent shall not be unreasonably withheld if such Alterations (i) are non-structural and do not affect any Building Systems, (ii) affect only the Premises and are not visible from outside of the Premises, (iii) do not affect the non-residential use permit issued for the Building or the Premises, and (iv) do not violate any Requirement.
          (b) Plans and Specifications. Prior to making any Alterations, Tenant, at its expense, shall (i) submit to Landlord for its approval, detailed plans and specifications (“Plans”) of each proposed Alteration (other than Decorative Alterations), and with respect to any Alteration affecting any Building System, evidence that the Alteration has been designed by, or reviewed and approved by, Landlord’s designated engineer for the affected Building System, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities, (iii) furnish to Landlord duplicate original policies or certificates of worker’s compensation (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration) and commercial general liability (including property damage coverage) insurance and Builder’s Risk coverage (as described in Article 11) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord’s Agent, any Lessor and any Mortgagee as additional insureds, and (iv) furnish to Landlord reasonably satisfactory evidence of Tenant’s ability to complete and to fully pay for such Alterations (other than Decorative Alterations). Tenant shall give Landlord a reasonably detailed description of any Decorative Alteration made at the Premises within seven (7) days after Landlord’s request therefor.
          (c) Governmental Approvals. Tenant, at its expense, shall, as and when required, promptly obtain certificates of partial and final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof, together with “as-built” Plans for such Alterations and, if Tenant engages the services of an architect (other than Tenant’s in-house architect(s)) in connection with the Alterations, prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may accept), using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may accept) and magnetic computer media of such record drawings and specifications translated in DFX format or another format acceptable to Landlord.
     Section 5.2 Manner and Quality of Alterations. All Alterations shall be performed (a) in a good and workmanlike manner and free from defects, (b) substantially in accordance with the Plans, and by contractors approved by Landlord, and (c) in compliance with all Requirements, the terms of this Lease and all construction procedures and regulations then prescribed by Landlord. All materials and equipment shall be of first quality and at least equal to the applicable standards for the Building then established by Landlord, and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien or other encumbrance.
     Section 5.3 Removal of Tenant’s Property. Tenant’s Property shall remain the property of Tenant and Tenant may remove the same at any time on or before the Expiration Date. If, at the time that Landlord approves any Specialty Alterations, Landlord informs Tenant that Tenant must remove such Specialty Alterations on or prior to the Expiration Date, then Tenant shall, at Tenant’s expense, remove such Specialty Alterations and close up any slab penetrations in the Premises on or prior to the Expiration Date. Landlord will not require Tenant to remove any Specialty Alterations and slab penetrations constructed or installed by Landlord as part of the initial Tenant Improvements at the Premises. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Building caused by Tenant’s removal of any Specialty Alterations or Tenant’s Property or by the closing of any slab penetrations, and upon default thereof, Tenant shall reimburse Landlord for Landlord’s cost of repairing and restoring such damage. Any Specialty Alterations or Tenant’s Property not so removed shall be deemed abandoned and Landlord may remove and dispose of same, and repair and restore any damage caused thereby, at Tenant’s cost and without accountability to Tenant.

All other Alterations shall become Landlord’s property upon termination of this Lease. Landlord and Tenant agree that none of the initial Tenant Improvements (as defined in Exhibit C) are Specialty Alterations nor shall Tenant be required to remove any of the initial Tenant Improvements upon the expiration or earlier termination of this Lease.
     Section 5.4 Mechanic’s Liens. Tenant, at its expense, shall discharge any lien or charge recorded or filed against the Real Property in connection with any work done or claimed to have been done by or on behalf of, or materials furnished or claimed to have been furnished to, Tenant, within 10 days after Tenant’s receipt of notice thereof by payment, filing the bond required by law or otherwise in accordance with law.
     Section 5.5 Labor Relations. Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Building, if, in Landlord’s sole judgment, such employment, delivery or use will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. If such interference or conflict occurs, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.
     Section 5.6 Tenant’s Costs. Tenant shall pay promptly to Landlord, upon demand, all out-of-pocket costs actually incurred by Landlord in connection with Tenant’s Alterations, including costs incurred in connection with (a) Landlord’s review of the Alterations (including review of requests for approval thereof) and (b) the provision of Building personnel during the performance of any Alteration, to operate elevators or otherwise to facilitate Tenant’s Alterations. In addition, if Tenant’s Alterations cost more than $25,000 and (i) Landlord and Tenant agree that Landlord will supervise the construction of such Alterations, Tenant shall pay to Landlord, upon demand, an administrative fee in an amount equal to 5% of the total cost of such Alterations; and (ii) Landlord does not supervise the construction of such Alterations, Tenant shall pay to Landlord, upon demand, an administrative fee in an amount equal to 2 1/2% of the total cost of such Alterations.
     Section 5.7 Tenant’s Equipment. Tenant shall provide notice to Landlord prior to moving any heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Equipment”) into or out of the Building and shall pay to Landlord any costs actually incurred by Landlord in connection therewith. If such Equipment requires special handling, Tenant agrees (a) to employ only persons holding all necessary licenses to perform such work, (b) all work performed in connection therewith shall comply with all applicable Requirements and (c) such work shall be done only during hours designated by Landlord.
     Section 5.8 Legal Compliance. The approval of Plans, or consent by Landlord to the making of any Alterations, does not constitute Landlord’s representation that such Plans or Alterations comply with any Requirements. Landlord shall not be liable to Tenant or any other party in connection with Landlord’s approval of any Plans, or Landlord’s consent to Tenant’s performing any Alterations. If any Alterations made by or on behalf of Tenant, require Landlord to make any alterations or improvements to any part of the Building in order to comply with any

Requirements, Tenant shall pay all costs and expenses incurred by Landlord in connection with such alterations or improvements.
     Section 5.9 Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds 80 pounds per square foot “live load”. Landlord reserves the right to reasonably designate the position of all Equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof.
ARTICLE 6
REPAIRS
     Section 6.1 Landlord’s Repair and Maintenance. Landlord shall operate, maintain and, except as provided in Section 6.2 hereof, make all necessary repairs (both structural and nonstructural) to (i) the Building Systems, and (ii) the Common Areas, in conformance with standards applicable to Comparable Buildings.
     Section 6.2 Tenant’s Repair and Maintenance. Tenant shall promptly, at its expense and in compliance with Article 5, make all nonstructural repairs to the Premises and the fixtures, equipment and appurtenances therein (including any supplemental HVAC (other than as set forth in Section 6.4(b) to the contrary with respect to the Supplemental HVAC Units), specialty lighting or Specialty Alteration) (collectively “Tenant Fixtures”) as and when needed to preserve the Premises in good working order and condition, except for reasonable wear and tear and damage for which Tenant is not responsible. All damage to the Building or to any portion thereof, or to any Tenant Fixtures requiring structural or nonstructural repair caused by or resulting from any act, omission, negligence or willful misconduct on the part of a Tenant Party or during the moving of Tenant’s Property or Equipment into, within or out of the Premises by a Tenant Party, shall be repaired at Tenant’s expense by (i) Tenant, if the required repairs are nonstructural in nature and do not affect any Building System, or (ii) Landlord, if the required repairs are structural in nature, involve replacement of exterior window glass or affect any Building System. All Tenant repairs shall be of good quality utilizing new construction materials.
     Section 6.3 Restorative Work. Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Building and Building Systems, including changing the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other Common Areas (collectively, “Restorative Work”), as Landlord deems necessary or desirable, and to take all material into the Premises required for the performance of such Restorative Work provided that (a) the level of any Building service shall not decrease in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such Restorative Work) and (b) Tenant is not deprived of reasonable access to the Premises. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of such Restorative Work. There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others performing, or failing to perform, any Restorative Work, unless Landlord has not used reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of such Restorative Work and such failure results in Tenant’s use and enjoyment of the Premises being substantially interfered with.
     Section 6.4 Supplemental HVAC System.
          (a) (i) At any time during the Term, Tenant shall have the right to elect to use the supplemental HVAC units and the equipment related thereto located at the Premises on the date of this Lease (collectively, the “Supplemental HVAC Units”). The foregoing notwithstanding, prior to using any Supplemental HVAC Units, Tenant shall provide Landlord with all equipment plans and specifications relating to the loads that would be imposed upon the Supplemental HVAC System (hereinafter defined), and Landlord shall have the right to deny Tenant use of the Supplemental HVAC Units if Landlord determines the Supplemental HVAC System will not or might not be adequate to meet Tenant’s demand. If Landlord approves of Tenant’s use of the Supplemental HVAC Units, Landlord’s engineer or contractor will activate Tenant’s use of the Supplemental HVAC Units. The minimum period for which Tenant can elect to use a Supplemental HVAC Unit is thirty (30) days and Tenant shall provide Landlord with at least thirty (30) days prior written notice if Tenant elects at any time to discontinue using any Supplemental HVAC Unit.
               (ii) If Tenant does not use the Supplemental HVAC System, Landlord shall have the right to lock-off the Supplemental HVAC Units and/or to remove the Supplemental HVAC Units from the Premises at Landlord’s expense.
          (b) (i) Except with respect to emergency repairs, Landlord will maintain, repair and make any capital repairs or replacements of the Supplemental HVAC Units.
               (ii) If any Supplemental HVAC Units require emergency repairs, Tenant shall send Landlord prompt written notice of such emergency and Tenant shall make arrangements for such repairs directly with Landlord’s Supplemental HVAC Unit contractor. Landlord will provide Tenant with written notice from time to time of the name and telephone number of Landlord’s Supplemental HVAC Unit contractor.
               (iii) Landlord will maintain, repair and make any capital repairs or replacements to any equipment relating to the operation of the Supplemental HVAC Units that is not located at the Premises, which shall include the cooling tower(s) located on the roof of the Building that generally serve(s) the supplemental HVAC units presently located in the Building (collectively, the “Supplemental Common Equipment”). The Supplemental HVAC Units and the Supplemental Common Equipment are together called the “Supplemental HVAC System.”
          (c) Beginning on the date on which Tenant commences to use the Supplemental HVAC System and continuing thereafter during the Term for so long as Tenant has elected to use any Supplemental HVAC Unit:

               (i) Tenant shall pay all costs incurred by Landlord and/or Tenant during the Term in connection with the ordinary maintenance and emergency and non-emergency repairs and replacements to the Supplemental HVAC Units (whether for parts, labor, warranty coverage or otherwise) (the “Supplemental Maintenance Costs”). If Tenant directly incurs any Supplemental Maintenance Costs, Tenant shall pay such Supplemental Maintenance Costs as and when due and owing to the applicable Supplemental HVAC Unit service provider.
               (ii) Tenant shall pay Tenant’s Supplemental Share of all costs incurred by Landlord in connection with the ordinary maintenance and emergency and non-emergency repairs and replacements of the Supplemental Common Equipment (whether for parts, labor, warranty coverage or otherwise) (the “Supplemental Common Costs”). “Tenant’s Supplemental Share” means a fraction, the numerator of which shall be the tonnage rating of the Supplemental HVAC Units in the Premises and the denominator of which shall be the tonnage rating of all supplemental HVAC units in the Building (exclusive of any such units that are owned by a tenant of the Building) that any tenant of the Building from time to time elects to use.
               (iii) In addition to the Supplemental Maintenance Costs and Tenant’s Supplemental Share, Tenant shall pay to Landlord the monthly electricity charge for the Supplemental HVAC System as reasonably established from time to time by Landlord (the “Supplemental Charge”). The current Supplemental Charge is $70 per ton per month.
               (iv) All sums payable by Tenant to Landlord under this Section shall constitute Additional Rent and shall be due and payable to Landlord within thirty (30) days after Landlord sends Tenant an invoice therefor. Landlord will be entitled to an administrative charge of ten percent (10%) of all costs payable by Tenant under this Section, other than the Supplemental Charge (the “Supplemental Administrative Fee”).
          (d) Landlord shall have no liability arising from any failure of the Supplemental HVAC System or any component thereof to operate properly or at all at any time including, without limitation, no liability if any such failure results in the Premises not being reasonably comfortable or useable at all, any of Tenant’s equipment not functioning or not functioning fully or properly, Tenant missing or being delayed in meeting any business or other deadlines, or Tenant incurring any other costs or damages.
          (e) Tenant shall cooperate with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the Supplemental HVAC System.
     Section 6.5 Emergency Power System.
          (a) The Building is equipped with an emergency power generator and an uninterrupted power supply system (collectively, the “Emergency Power System”). At any time during the Term, Tenant shall have the right to elect to connect certain equipment at the Premises to the Emergency Power System. The foregoing notwithstanding, prior to connecting any equipment to the Emergency Power System, Tenant shall provide Landlord with all equipment plans and specifications relating to the loads that would be imposed upon the Emergency Power

System, and Landlord shall have the right to deny Tenant use of the Emergency Power System to the extent that Landlord determines that Tenant’s usage might or would exceed the usage allotment that Landlord has determined for the Premises. If Landlord approves of Tenant’s use of the Emergency Power System, at Landlord’s election, either Landlord’s contractor will connect Tenant’s approved equipment to the Emergency Power System or Tenant’s contractor will connect Tenant’s approved equipment to the Emergency Power System.
          (b) Landlord will operate, maintain, repair and make any capital repairs or replacements to the Emergency Power System.
          (c) (i) If Tenant elects to connect any equipment to the Emergency Power System, Tenant shall pay to Landlord Tenant’s EPS Share of all costs and expenses incurred by Landlord on or after the date on which such equipment is connected to the Emergency Power System in connection with the operation, maintenance, repair and replacement of the Emergency Power System (“EPS Costs”). “Tenant’s EPS Share” means a fraction, the numerator of which shall be the potential load (as reasonably determined by Landlord) of Tenant’s equipment that is connected to the Emergency Power System and the denominator of which shall be the potential load (as reasonably determined by Landlord) of all equipment that tenants of the Building from time to time elect to have connected to the Emergency Power System.
               (ii) All sums payable by Tenant to Landlord under this Section shall constitute Additional Rent and shall be due and payable to Landlord within thirty (30) days after Landlord sends Tenant an invoice therefor. Landlord will be entitled to an administrative charge of ten percent (10%) of all costs payable by Tenant under this Section (the “EPS Fee”).
          (d) Landlord shall have no liability arising from any failure of the Emergency Power System or any component thereof to operate properly or at all at any time including, without limitation, no liability if any such failure results in any of Tenant’s equipment not functioning or not functioning fully or properly, Tenant losing any data, Tenant missing or being delayed in meeting any business or other deadlines, or Tenant incurring any other costs or damages.
          (e) Tenant shall cooperate with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the Emergency Power System.
ARTICLE 7
INCREASES IN TAXES AND OPERATING EXPENSES
          Section 7.1 Definitions. For the purposes of this Article 7, the following terms shall have the meanings set forth below:
          (a) “Assessed Valuation” shall mean the amount for which the Real Property is assessed by the County Assessor of Fairfax County for the purpose of imposition of Taxes.

          (b) “Base Operating Expenses” shall mean the Operating Expenses for the Base Year.
          (c) “Base Taxes” shall mean the Taxes payable on account of the Base Year.
          (d) “Comparison Year” shall mean any calendar year commencing subsequent to the Base Year.
          (e) “Operating Expenses” shall mean the aggregate of all costs and expenses paid or incurred by or on behalf of Landlord in connection with the ownership, operation, repair and maintenance of the Real Property, including (i) capital improvements only if such capital improvement either (A) is reasonably intended to result in a reduction in Operating Expenses (as for example, a labor-saving improvement) provided, the amount included in Operating Expenses in any Comparison Year shall not exceed an amount equal to the savings reasonably anticipated to result from the installation and operation of such improvement, and/or (B) is made during any Comparison Year in compliance with Requirements, (ii) reasonable rent for the management office, if any, in the Building, and (iii) all costs relating to the ownership, operation, repair and maintenance of the Building and any parking facilities serving the Building. Such capital improvements shall be amortized (with interest at the Base Rate) on a straight-line basis over its useful life as Landlord shall reasonably determine, and the amount included in Operating Expenses in any Comparison Year shall be equal to the annual amortized amount. Operating Expenses shall not include any Excluded Expenses. If during all or part of the Base Year or any Comparison Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense) to any leasable portions of the Building for any reason, then, for purposes of computing Operating Expenses for such period, the amount included in Operating Expenses for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service to such portion of the Building. In determining the amount of Operating Expenses for the Base Year or any Comparison Year, if less than 95% of the Building rentable area is occupied by tenants at any time during any such Base Year or Comparison Year, Operating Expenses that vary with the Building occupancy level shall be determined for such Base Year or Comparison Year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been 95% throughout such Base Year or Comparison Year.
          (f) “Statement” shall mean a reasonably detailed statement containing a comparison of (i) the Taxes payable for the Base Year and for any Comparison Year, or (ii) the Base Operating Expenses and the Operating Expenses payable for any Comparison Year.
          (g) “Taxes” shall mean (i) all real estate taxes, assessments, sewer and water rents, rates and charges and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, and (ii) all expenses (including reasonable attorneys’ fees and disbursements and experts’ and other witnesses’ fees) incurred in contesting any of the foregoing or the Assessed Valuation of the Real Property. Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord’s late payment of Taxes, or (y)

franchise, transfer, gift, inheritance, estate or net income taxes imposed upon Landlord. For purposes hereof, “Taxes” for any calendar year shall be deemed to be the Taxes which are assessed, levied or imposed for such calendar year regardless of when due or paid. If Landlord elects to pay any assessment in annual installments, then (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by law, and (ii) there shall be deemed included in Taxes for each Comparison Year the installments of such assessment becoming payable during such Comparison Year, together with interest payable during such Comparison Year on such installments and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the Effective Date shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, including business improvement district impositions then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes.
     Section 7.2 Tenant’s Tax Payment.
          (a) If the Taxes payable for any Comparison Year exceed the Base Taxes, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess (“Tenant’s Tax Payment”). For each Comparison Year, Landlord shall furnish to Tenant a statement setting forth Landlord’s reasonable estimate of Tenant’s Tax Payment for such Comparison Year (the “Tax Estimate”). Tenant shall pay to Landlord on the 1st day of each month during such Comparison Year an amount equal to 1/12 of the Tax Estimate for such Comparison Year. If Landlord furnishes a Tax Estimate for a Comparison Year subsequent to the commencement thereof, then (i) until the 1st day of the month following the month in which the Tax Estimate is furnished to Tenant, Tenant shall pay to Landlord on the 1st day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.2 during the last month of the preceding Comparison Year, (ii) promptly after the Tax Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Tax Estimate previously made for such Comparison Year were greater or less than the installments of Tenant’s Tax Estimate to be made for such Comparison Year in accordance with the Tax Estimate, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof within 30 days after demand therefor, or (y) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and (iii) on the 1st day of the month following the month in which the Tax Estimate is furnished to Tenant, and on the 1st day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to 1/12 of the Tax Estimate. Notwithstanding the foregoing, Tenant shall have no obligation to pay Tenant’s Tax Payment for the first 12 months after the Commencement Date.

          (b) As soon as reasonably practicable after Landlord has determined the Taxes for a Comparison Year, Landlord shall furnish to Tenant a Statement for such Comparison Year. If the Statement shall show that the sums paid by Tenant under Section 7.2(a) exceeded the actual amount of Tenant’s Tax Payment for such Comparison Year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder, or if the Term has expired, Landlord shall refund the overpayment to Tenant within 30 days after the year-end Tax reconciliation.. If the Statement for such Comparison Year shall show that the sums so paid by Tenant were less than Tenant’s Tax Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within 30 days after delivery of the Statement to Tenant.
          (c) Only Landlord may institute proceedings to reduce the Assessed Valuation of the Real Property and the filings of any such proceeding by Tenant without Landlord’s consent shall constitute an Event of Default. If the Taxes payable for the Base Year are reduced, the Base Taxes shall be correspondingly revised, the Additional Rent previously paid or payable on account of Tenant’s Tax Payment hereunder for all Comparison Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord within 30 days after being billed therefor, any deficiency between the amount of such Additional Rent previously computed and paid by Tenant to Landlord, and the amount due as a result of such recomputations. If Landlord receives a refund of Taxes for any Comparison Year, Landlord shall credit against subsequent payments of Rent due hereunder, an amount equal to Tenant’s Proportionate Share of the refund, net of any expenses incurred by Landlord in achieving such refund, which amount shall not exceed Tenant’s Tax Payment paid for such Comparison Year. Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Taxes or the Assessed Valuation. The benefit of any exemption relating to all or any part of the Real Property shall accrue solely to the benefit of Landlord and Taxes shall be computed without taking into account any such exemption or abatement.
          (d) Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted and, if payable by Landlord, Tenant shall promptly pay such amounts to Landlord, upon Landlord’s demand.
     Section 7.3 Tenant’s Operating Payment.
          (a) If the Operating Expenses payable for any Comparison Year exceed the Base Operating Expenses, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess (“Tenant’s Operating Payment”). For each Comparison Year, Landlord shall furnish to Tenant a written statement setting forth Landlord’s reasonable estimate of Tenant’s Operating Payment for such Comparison Year, based upon such year’s budget (the “Estimate”). Tenant shall pay to Landlord on the 1st day of each month during such Comparison Year an amount equal to 1/12 of Landlord’s estimate of Tenant’s Operating Payment for such Comparison Year. If Landlord furnishes an Estimate for a Comparison Year subsequent to the commencement thereof, then (a) until the 1st day of the month following the month in which the Estimate is furnished to Tenant, Tenant shall pay to Landlord on the 1st day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.3 during the last month of the preceding Comparison Year, (b) promptly after the Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of

Tenant’s Operating Payment previously made for such Comparison Year were greater or less than the installments of Tenant’s Operating Payment to be made for such Comparison Year in accordance with the Estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within 30 days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and (c) on the 1st day of the month following the month in which the Estimate is furnished to Tenant, and on the 1st day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to 1/12 of Tenant’s Operating Payment shown on the Estimate. Notwithstanding the foregoing, Tenant shall have no obligation to pay Tenant’s Operating Payment for the first 12 months after the Commencement Date.
          (b) On or before May 1st of each Comparison Year, Landlord shall furnish to Tenant a Statement for the immediately preceding Comparison Year. If the Statement shows that the sums paid by Tenant under Section 7.3(a) exceeded the actual amount of Tenant’s Operating Payment for such Comparison Year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder, or if the Term has expired, Landlord shall refund the overpayment to Tenant within 30 days after the year-end Operating Expense reconciliation. If the Statement shows that the sums so paid by Tenant were less than Tenant’s Operating Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within 30 days after Tenant’s receipt of the Statement.
     Section 7.4 Non-Waiver; Disputes.
          (a) Landlord’s failure to render any Statement on a timely basis with respect to any Comparison Year shall not prejudice Landlord’s right to thereafter render a Statement with respect to such Comparison Year or any subsequent Comparison Year, nor shall the rendering of a Statement prejudice Landlord’s right to thereafter render a corrected Statement for that Comparison Year.
          (b) Each Statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant (i) pays to Landlord when due the amount set forth in such Statement, without prejudice to Tenant’s right to dispute such Statement, and (ii) within 60 days after such Statement is sent, sends a notice to Landlord objecting to such Statement and specifying the reasons therefor. Tenant agrees that Tenant will not employ, in connection with any dispute under this Section, any person who is to be compensated in whole or in part, on a contingency fee basis. If the parties are unable to resolve any dispute as to the correctness of such Statement within 30 days following such notice of objection, either party may refer the issues raised to a national firm reasonably acceptable to the other with at least 200 certified public accountants, provided that the selected firm does not provide accounting or consulting services to either party and does not otherwise have an affiliation or business relationship with either party and the individual auditor’s area of expertise includes lease expense analysis. Notwithstanding the immediately preceding sentence, the parties hereby agree that any of the “Big Five” public accounting firms shall be acceptable, provided such firm has not served as an accountant for Landlord or Tenant within the preceding 12 month period. The decision of the agreed upon accountants shall be conclusively binding upon Landlord and Tenant. In connection therewith, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. Tenant shall pay the fees and expenses relating to such procedure, unless such accountants determine that Landlord overstated Operating Expenses by more than 5% for such Comparison Year, in which case Landlord shall pay such fees and expenses.
     Section 7.5 Final Year of Term. If the Expiration Date occurs on a date other than December 31st, any Additional Rent under this Article 7 for the Comparison Year in which such Expiration Date occurs shall be apportioned on the basis of the number of days in the period from January 1st to the Expiration Date. Upon the expiration or earlier termination of this Lease, any Additional Rent under this Article 7 shall be paid or adjusted within 30 days after submission of the Statement.
     Section 7.6 No Reduction in Rent. In no event shall any decrease in Operating Expenses or Taxes in any Comparison Year below the Base Operating Expenses or Base Taxes, as the case may be, result in a reduction in the Fixed Rent or any other component of Additional Rent payable hereunder.
     Section 7.7 Cap on Controllables. Any provision of this Lease to the contrary notwithstanding, Landlord and Tenant agree as follows:
          (a) For purposes of calculating Tenant’s liability for payment of Tenant’s Share of Controllable Operating Expenses, Controllable Operating Expenses for any calendar year after the Base Year shall be deemed not to have exceeded the Cap. The “Cap” means the product of the Controllable Operating Expenses incurred during the Base Year multiplied by 105% (compounded annually for each calendar year (or partial calendar year) after the Base Year for which the Cap is being determined). For example, if the Controllable Operating Expenses incurred during the Base Year were $10,000, then the Cap would be $10,500 (i.e., $10,000 x 105%) for the first calendar year after the Base Year; $11,025 (i.e., $10,500 x 105%) for the second calendar year after the Base Year; $11,576.25 (i.e., $11,025 X 105%) for the third calendar year after the Base Year; and so on.
          (b) “Controllable Operating Expenses” means all Operating Expenses other than those incurred for: (i) property management fees; (ii) costs incurred to comply with laws; (iii) [Intentionally Omitted]; (iv) property owner association dues and charges, (v) insurance premiums, (vi) utility costs, (vii) [Intentionally Omitted], and (viii) costs incurred for ice and snow removal.
          (c) All payment calculations under this Article shall be prorated for any partial calendar years during the Term and all calculations shall be based upon Operating Expenses as grossed-up in accordance with the terms of this Lease.
          (d) Taxes are not included in Operating Expenses and, therefore, Tenant’s Tax Payments shall not be affected by the provisions of this Section.

ARTICLE 8
REQUIREMENTS OF LAW
     Section 8.1 Compliance with Requirements.
          (a) Tenant’s Compliance. Tenant, at its expense, shall comply with all Requirements applicable to Tenant’s use and occupancy of the Premises; provided, however, that Tenant shall not be obligated to comply with any Requirements requiring any structural alterations to the Building unless the application of such Requirements arises from (i) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease. Any such repairs or alterations shall be made at Tenant’s expense by Tenant (1) in compliance with Article 5 if such repairs or alterations are nonstructural and do not affect any Building System, or (2) by Landlord if such repairs or alterations are structural or affect any Building System. If Tenant obtains knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt notice thereof.
          (b) Hazardous Materials. Tenant shall not cause or permit (i) any Hazardous Materials to be brought into the Building, (ii) the storage or use of Hazardous Materials in any manner other than in full compliance with any Requirements, or (iii) the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Building. Nothing herein shall be deemed to prevent Tenant’s use of any Hazardous Materials customarily used in the ordinary course of office work, provided such use is in accordance with all Requirements. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from the presence of Hazardous Materials in the Building which is caused or permitted by a Tenant Party. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials, and/or any claims made in connection therewith. Landlord or its agents may perform environmental inspections of the Premises at any time.
          (c) Landlord’s Compliance. Landlord shall comply with (or cause to be complied with) all Requirements applicable to the Real Property which are not the obligation of Tenant, to the extent that non-compliance would materially impair Tenant’s use and occupancy of the Premises for the Permitted Uses.
          (d) Landlord’s Insurance. Tenant shall not cause or permit any action or condition that would (i) invalidate or conflict with Landlord’s insurance policies, (ii) violate applicable rules, regulations and guidelines of the Fire Department, Fire Insurance Rating Organization or any other authority having jurisdiction over the Building, (iii) cause an increase in the premiums of fire insurance for the Building over that payable with respect to Comparable Buildings, or (iv) result in Landlord’s insurance companies’ refusing to insure the Building or any property therein in amounts and against risks as reasonably determined by Landlord. If fire insurance premiums increase as a result of Tenant’s failure to comply with the provisions of this

Section 8.1, Tenant shall promptly cure such failure and shall reimburse Landlord for the increased fire insurance premiums paid by Landlord as a result of such failure by Tenant.
     Section 8.2 Fire and Life Safety. Landlord has installed a fire alarm and life safety system in the Premises as part of its completion of the Building shell work. Any modifications to the fire alarm and life safety systems installed as part of the Building shell work required by Tenant or completed as part of the Tenant Improvements shall be at Tenant’s sole cost and expense, except with respect to any such modifications that are part of the Tenant Improvements. If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord’s insurers requires or recommends any modifications and/or alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire alarm and life-safety system serving the Building by reason of Tenant’s business, any Alterations performed by Tenant or the location of the partitions, Tenant’s Property, or other contents of the Premises, Landlord (to the extent outside of the Premises) or Tenant (to the extent within the Premises) shall make such modifications and/or Alterations, and supply such additional equipment, in either case at Tenant’s expense.
ARTICLE 9
SUBORDINATION
     Section 9.1 Subordination and Attornment.
          (a) This Lease is subject and subordinate to all Mortgages and Superior Leases, and, at the request of any Mortgagee or Lessor, Tenant shall attorn to such Mortgagee or Lessor, its successors in interest or any purchaser in a foreclosure sale.
          (b) If a Lessor or Mortgagee or any other person or entity shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord’s written agreement to accept Tenant’s attornment and to recognize Tenant’s interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease. The provisions of this Section 9.1 are self-operative and require no further instruments to give effect hereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (i) evidencing such attornment, (ii) setting forth the terms and conditions of Tenant’s tenancy, and (iii) containing such other terms and conditions as may be required by such Mortgagee or Lessor, provided such terms and conditions do not increase the Rent, materially increase Tenant’s obligations or materially and adversely affect Tenant’s rights under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be
               (i) liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord’s interest and Tenant gives notice of such act or omission);

               (ii) subject to any defense, claim, counterclaim, set-off or offsets which Tenant may have against Landlord;
               (iii) bound by any prepayment of more than one month’s Rent to any prior landlord;
               (iv) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord’s interest;
               (v) bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord;
               (vi) bound by any modification, amendment, or renewal of this Lease made without successor landlord’s consent after Tenant has notice of the identity of the successor landlord;
               (vii) liable for the repayment of any security deposit or surrender of any letter of credit, unless and until such security deposit actually is paid or such letter of credit is actually delivered to such successor landlord;
               (viii) liable for the payment of any unfunded tenant improvement allowance, refurbishment allowance or similar obligation; or
               (ix) bound by any provisions of the Lease with respect to the Existing Furnishings.
          (c) Tenant shall from time to time within 10 days of request from Landlord execute and deliver any documents or instruments that may be reasonably required by any Mortgagee or Lessor to confirm any subordination.
     Section 9.2 Mortgage or Superior Lease Defaults. Any Mortgagee may elect that this Lease shall have priority over the Mortgage and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease. In connection with any financing of the Real Property, Tenant shall consent to any reasonable modifications of this Lease requested by any lending institution, provided such modifications do not increase the Rent, materially increase the obligations, or materially and adversely affect the rights, of Tenant under this Lease.
     Section 9.3 Tenant’s Termination Right. As long as any Superior Lease or Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all Lessors and/or Mortgagees, and (b) a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Lessors and/or Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or omission. If any Lessor or Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Lessor or Mortgagee is proceeding with reasonable diligence to effect such remedy.
     Section 9.4 Provisions. The provisions of this Article 9 shall (a) inure to the benefit of Landlord, any future owner of the Building or the Real Property, Lessor or Mortgagee and any sublessor thereof and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease or Mortgage.
     Section 9.5 Nondisturbance Agreement. Any provision of this Section to the contrary notwithstanding, Landlord shall use reasonable efforts (but without being obligated to commence any legal or arbitration proceeding and without the expenditure of unreimbursed sums (other than reasonable expenses that a landlord normally incurs in attempting to obtain a subordination, non-disturbance and attornment agreement for its tenant, such as Landlord’s attorneys’ fees)) to obtain for Tenant a subordination, non-disturbance and attornment agreement from all existing and all future Mortgagees and Lessors, in the standard form customarily employed by such Mortgagee and/or Lessor, provided that Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant and the subordination provided for in this Lease shall not be affected in the event that Landlord is unable to obtain any such agreements.
     Section 9.6 Right to Terminate. Any provision of this Lease to the contrary notwithstanding, if Landlord does not obtain for Tenant, within 30 days after the Effective Date (the “Delivery Period”), a subordination, non-disturbance and attornment agreement from Landlord’s existing Mortgagee, in the standard form customarily employed by such Mortgagee, Tenant shall have the right, as Tenant’s sole remedy, to terminate this Lease by delivering to Landlord written notice of such termination within the 7 day period following the Delivery Period. If Tenant so elects to terminate this Lease, the termination shall be effective upon Landlord’s receipt of the aforesaid notice. If Tenant fails to so terminate this Lease, Tenant shall be deemed to have waived its right to such subordination, non-disturbance and attornment agreement.
ARTICLE 10
SERVICES
     Section 10.1 Electricity. Subject to any Requirements or any public utility rules or regulations governing energy consumption, Landlord shall make or cause to be made, customary arrangements with utility companies and/or public service companies to furnish electric current to the Premises for Tenant’s use in accordance with Annex 1 to the Work Letter attached hereto. If Landlord reasonably determines by the use of an electrical consumption survey or by other reasonable means that Tenant is using electric current (including overhead fluorescent fixtures) in excess of .60 kilowatt hours per square foot of usable area in the Premises per month, as determined on an annualized basis (“Excess Electrical Usage”), then Landlord shall have the right to charge Tenant an amount equal to Landlord’s reasonable estimate of Tenant’s Excess Electrical Usage, and shall have the further right to install an electric current meter, sub-meter or check meter in the Premises (a “Meter”) to measure the amount of electric current consumed in the Premises. The cost of such Meter special conduits, wiring and panels needed in connection therewith and the installation, maintenance and repair thereof shall be paid by Tenant. Tenant shall pay to Landlord, from time to time, but no more frequently than monthly, for its Excess Electrical Usage at the Premises. The rate to be paid by Tenant for submetered electricity shall include any taxes or other charges in connection therewith.
     Section 10.2 Excess Electricity. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord’s reasonable judgment, would exceed the capacity of the electrical equipment serving the Premises. If Landlord determines that Tenant’s electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, “Electrical Equipment”), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant’s need for excess electricity and requests that additional Electrical Equipment be installed, Landlord shall, at Tenant’s expense, install such additional Electrical Equipment, provided that Landlord, in its sole judgment, determines that (a) such installation is practicable and necessary, (b) such additional Electrical Equipment is permissible under applicable Requirements, and (c) the installation of such Electrical Equipment will not cause permanent damage to the Building or the Premises, cause or create a hazardous condition, entail excessive or unreasonable alterations, interfere with or limit electrical usage by other tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the utility company serving the Building.
     Section 10.3 Elevators. Landlord shall provide elevator service to the Premises 24 hours per day, 7 days per week, subject to the Rules and Regulations attached hereto as Exhibit F.
     Section 10.4 Heating, Ventilation and Air Conditioning. Landlord shall furnish to the Premises heating, ventilation and air-conditioning (“HVAC”) in accordance with Annex 1 to the Work Letter during Ordinary Business Hours. Landlord shall have access to all air-cooling, fan, ventilating and machine rooms and electrical closets and all other mechanical installations of Landlord (collectively, “Mechanical Installations”), and Tenant shall not construct partitions or other obstructions which may interfere with Landlord’s access thereto or the moving of Landlord’s equipment to and from the Mechanical Installations. No Tenant Party shall at any time enter the Mechanical Installations or tamper with, adjust, or otherwise affect such Mechanical Installations. Landlord shall not be responsible if the HVAC System fails to provide cooled or heated air, as the case may be, to the Premises by reason of (i) any equipment installed by, for or on behalf of Tenant, which has an electrical load in excess of the average electrical load and human occupancy factors for the HVAC System as designed, or (ii) any rearrangement of partitioning or other Alterations made or performed by, for or on behalf of Tenant. Tenant shall cooperate with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC System. Landlord shall not be responsible if the HVAC System fails to provide cooled or heated air, as the case may be, to the Premises by reason of (i) any equipment installed by, for or on behalf of Tenant, which has an electrical load in excess of the average electrical load and human occupancy factors for the HVAC System as designed, or (ii) any rearrangement of partitioning or other Alterations made or performed by, for or on behalf of Tenant. Tenant shall cooperate with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC System.
     Section 10.5 Overtime HVAC. The Fixed Rent does not include any charge to Tenant for the furnishing of HVAC to the Premises during any periods other than Ordinary Business Hours (“Overtime Periods”). If Tenant desires HVAC services during Overtime Periods, Tenant shall deliver notice to the Building office requesting such services by 2:00 p.m. of the Business Day on which or preceding the date such services are requested; provided, however, that Landlord shall use reasonable efforts to arrange such service on such shorter notice as Tenant shall provide. If Landlord furnishes HVAC service during Overtime Periods, Tenant shall pay to Landlord the cost thereof at the then established rates for such services in the Building. The current rate charged for HVAC during Overtime Periods is $45.00 per hour per floor, which rate is subject to change during the Term.
     Section 10.6 Cleaning. Landlord shall cause the Premises (excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages) to be cleaned, substantially in accordance with the standards set forth in Exhibit D. Any areas of the Premises requiring additional cleaning such as areas used for preparation or consumption of food, private bathrooms, computer rooms, mail rooms and trading floors shall be cleaned, at Tenant’s expense, by Landlord’s cleaning contractor, at rates which shall be competitive with rates of other cleaning contractors providing comparable services to Comparable Buildings. Landlord’s cleaning contractor and its employees shall have access to the Premises at all times except between 8:00 a.m. and 5:30 p.m. on weekdays which are not Observed Holidays.
     Section 10.7 Water. Landlord, at Landlord’s expense, shall provide water in the core lavatories, drinking fountains and janitor’s closets on each floor of the Building. If Tenant requires water in excess of that used by an average office building tenant of similar size using its premises for ordinary office use, Tenant shall pay for the cost of bringing water to the Premises and Landlord may install a meter to measure the water. Tenant shall pay the cost of such installation, and for all maintenance, repairs and replacements thereto, and for the reasonable charges of Landlord for the water consumed.
     Section 10.8 Refuse Removal. Landlord shall provide refuse removal services at the Building. Tenant shall pay to Landlord, Landlord’s reasonable charge for such removal to the extent that the refuse generated by Tenant exceeds the refuse customarily generated by general office tenants. Tenant shall not dispose of any refuse in the Common Areas, and if Tenant does so, Tenant shall be liable for Landlord’s reasonable charge for such removal.
     Section 10.9 Directory. Landlord shall list Tenant on the Building directory located in the first floor lobby. The Building directory will be shared with other Building tenants.

     Section 10.10 Tenant Access to Premises. Tenant shall have access to the Premises 24 hours a day, 7 days a week. Outside of Ordinary Business Hours, Building and floor access will be monitored by an electronic key security and access system installed and maintained by Landlord. Landlord shall be responsible for access control to the Building, which access control shall be at least to the access control standard found at typical Comparable Buildings. Tenant shall be responsible for access control to the Premises at Tenant’s sole cost and expense. Landlord will deliver (or cause to be delivered) to Tenant, at Landlord’s expense, 250 Building access cards. Any additional or replacement cards will be issued at Tenant’s expense.
     Section 10.11 Service Interruptions. Landlord reserves the right to suspend any service when necessary, by reason of Unavoidable Delays, accidents or emergencies, or for Restorative Work which, in Landlord’s reasonable judgment, are necessary or appropriate until such Unavoidable Delay, accident or emergency shall cease or such Restorative Work is completed and Landlord shall not be liable for any interruption, curtailment or failure to supply services. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises as a result of any such failure, defect or interruption of any such service, or change in the supply, character and/or quantity of, electrical service, and to restore any such services, remedy such situation and minimize any interference with Tenant’s business. The exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or any Indemnified Party by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of electrical service furnished to the Premises for any reason except if attributable to the gross negligence or willful misconduct of Landlord.
ARTICLE 11
INSURANCE; PROPERTY LOSS OR DAMAGE
     Section 11.1 Tenant’s Insurance.
          (a) Tenant, at its expense, shall obtain and keep in full force and effect during the Term:
               (i) a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, bodily injury, death and/or property damage occurring in or about the Building, under which Tenant is named as the insured and Landlord, Landlord’s Agent and any Lessors and any Mortgagees whose names have been furnished to Tenant are named as additional insureds (the “Insured Parties”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Insured Parties, and Tenant shall obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 25. The minimum limits of liability shall be (a) a combined single limit with respect to each occurrence in an amount of not less than $1,000,000; and (b) Umbrella/Excess Liability with limits of not less than $10,000,000 combined single limit in excess of the above-referenced commercial general liability. The deductible or self insured retention for such policy shall not exceed $25,000;
               (ii) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of “Special Form Causes of Loss” or “All Risk” property insurance policies, insuring Tenant’s Property and all Alterations and improvements to the Premises (including the initial installations) to the extent such Alterations and improvements exceed the cost of the improvements typically performed in connection with the initial occupancy of tenants in the Building (“Building Standard Installations”), for the full insurable value thereof or replacement cost thereof, having a deductible amount, if any, not in excess of $25,000; and insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of “Special Form Causes of Loss” or “All Risk” property insurance policies, insuring the Existing Furnishings for the full insurable value thereof or replacement cost thereof, having a deductible amount, if any, not in excess of $25,000;
               (iii) during the performance of any Alteration, until completion thereof, Builder’s Risk insurance on an “all risk” basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Premises;
               (iv) Workers’ Compensation Insurance, as required by law;
               (v) [Intentionally Omitted]; and
               (vi) during the Extension Term, such other insurance in such amounts as the Insured Parties may reasonably require from time to time, but only if Landlord has informed Tenant of such other insurance requirements prior to the date on which Tenant gives Landlord notice that Tenant elects to lease the Premises for the Extension Term pursuant to Rider No. 1 — Extension Option.
          (b) All insurance required to be carried by Tenant (i) shall contain a provision that (x) no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (y) shall be noncancellable and/or no material change in coverage shall be made thereto unless the Insured Parties receive 30 days’ prior notice of the same, by certified mail, return receipt requested, and (ii) shall be effected under valid and enforceable policies issued by reputable insurers permitted to do business in the Commonwealth of Virginia and rated in Best’s Insurance Guide, or any successor thereto as having a “Best’s Rating” of “A-” or better and a “Financial Size Category” of at least “X” or better or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.
          (c) On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate policies of insurance, including evidence of waivers of subrogation required to be carried pursuant to this Article 11 and that the Insured Parties are named as additional insureds (the “Policies”). Tenant shall provide evidence of each renewal or replacement of the Policies and shall use commercially reasonable efforts to deliver such evidence to Landlord at least 10 days prior to the expiration of the Policies. Tenant shall also advise all Insured Parties in writing by certified mail, return receipt requested, at least 30 days in advance of any termination or change to the Policies that would affect the interest of any of the Insured Parties. In lieu of the Policies, Tenant may deliver to Landlord a certification from Tenant’s insurance company (on the form currently designated “Acord 27” (Evidence of Property Insurance) and “Acord 25-S” (Certificate of Liability Insurance), or the equivalent, provided that attached thereto is an endorsement to Tenant’s commercial general liability policy naming the Insured Parties as additional insureds) which shall be binding on Tenant’s insurance company, and which shall expressly provide that such certification conveys to the Insured Parties all the rights and privileges afforded under the Policies as primary insurance.
     Section 11.2 Waiver of Subrogation. Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Real Property and personal property, fixtures and equipment located therein, wherein the insurer waives subrogation or consents to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards to the extent covered by such property insurance; provided, however, that the release, discharge, exoneration and covenant not to sue contained herein shall be limited by and be coextensive with the terms and provisions of the waiver of subrogation or waiver of right of recovery. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any Above Building Standard Installations, (ii) Tenant’s Property, and (iii) any loss suffered by Tenant due to interruption of Tenant’s business.
     Section 11.3 Restoration.
          (a) If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, the damage shall be repaired by Landlord, to substantially the condition of the Premises prior to the damage, subject to the provisions of any Mortgage or Superior Lease, but Landlord shall have no obligation to repair or restore (i) Tenant’s Property or (ii) except as provided in Section 11.3(b), any Alterations or improvements to the Premises, to the extent such Alterations or improvements exceed Building Standard Installations (“Above Building Standard Installations”). So long as Tenant is not in default beyond applicable grace or notice provisions in the payment or performance of its obligations under this Section 11.3, and provided Tenant timely delivers to Landlord either Tenant’s Restoration Payment (as hereinafter defined) or the Restoration Security (as hereinafter defined) or Tenant expressly waives any obligation of Landlord to repair or restore any of Tenant’s Above Building Standard Installations, then until the restoration of the Premises is Substantially Completed or would have been Substantially Completed but for Tenant delay, Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment shall be reduced in the proportion by which the area of the part of the Premises which is not usable (or accessible ) and is not used by Tenant bears to the total area of the Premises.
          (b) As a condition precedent to Landlord’s obligation to repair or restore any Above Building Standard Installations, Tenant shall pay to Landlord upon demand a sum (“Tenant’s Restoration Payment”) equal to the amount, if any, by which (A) the cost, as estimated by a reputable independent contractor designated by Landlord, of repairing and restoring all Alterations and Tenant Improvements in the Premises to their condition prior to the damage, exceeds (B) the cost of restoring the Premises with Building Standard Installations. If Tenant shall fail to deliver to Landlord either (1) Tenant’s Restoration Payment, or (2) a waiver by Tenant, in form satisfactory to Landlord, of all of Landlord’s obligations to repair or restore any of the Above Building Standard Installations, in either case within 15 days after Landlord’s demand therefor, Landlord shall have no obligation to restore any Above Building Standard Installations and Tenant’s abatement of Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment shall cease when the restoration of the Premises (other than any Above Building Standard Installations) is Substantially Complete.
     Section 11.4 Landlord’s Termination Right. Notwithstanding anything to the. contrary contained in Section 11.3, if the Premises are totally damaged or are rendered wholly untenantable, or if the Building shall be so damaged that, in Landlord’s reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises are so damaged or rendered untenantable), then in either of such events, Landlord may, not later than 60 days following the date of the damage, terminate this Lease by notice to Tenant, provided that if the Premises are not damaged, Landlord may not terminate this Lease unless Landlord similarly terminates the leases of other tenants in the Building aggregating at least 50% of the portion of the Building occupied for office purposes immediately prior to such damage. If this Lease is so terminated, (a) the Term shall expire upon the 30th day after such notice is given, (b) Tenant shall vacate the Premises and surrender the same to Landlord, (c) Tenant’s liability for Rent shall cease as of the date of the damage, and (d) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant.
     Section 11.5 Tenant’s Termination Right. If the Premises are totally damaged and are thereby rendered wholly untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, and if Landlord elects to restore the Premises, Landlord shall, within 60 days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the “Restoration Notice”) to Tenant of the date by which such contractor or architect estimates the restoration of the Premises (excluding any Above Building Standard Installations) shall be Substantially Completed. If such date, as set forth in the Restoration Notice, is more than 12 months from the date of such damage, then Tenant shall have the right to terminate this Lease by giving notice (the “Termination Notice”) to Landlord not later than 30 days following delivery of the Restoration Notice to Tenant. If Tenant delivers a Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice, in the manner set forth in the second sentence of Section 11.4.
     Section 11.6 Final 18 Months. Notwithstanding anything to the contrary in this Article 11, if any damage during the final 18 months of the Term renders the Premises wholly untenantable, either Landlord or Tenant may terminate this Lease by notice to the other party within 30 days after the occurrence of such damage and this Lease shall expire on the 30th day after the date of such notice. For purposes of this Article, the Premises shall be deemed wholly untenantable if Tenant shall be precluded from using more than 50% of the Premises for the conduct of its business and Tenant’s inability to so use the Premises is reasonably expected to continue for more than 90 days.

     Section 11.7 Landlord’s Liability. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. For example, if a Tenant employee leaves an envelope with a Building lobby guard for pick-up by a messenger service, Landlord will not be responsible if such package is misplaced, stolen, damaged or picked up by the wrong messenger service. None of the Insured Parties shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or the parking facilities or by construction of any private, public or quasi-public work, or any latent defect in the Premises or in the Building or the parking facilities (except that Landlord shall be required to repair the same to the extent provided in Article 6). No penalty shall accrue for delays which may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant, or for any Unavoidable Delays arising from any repair or restoration of any portion of the Building, provided that Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of any such repair or restoration.
     Section 11.8 Landlord’s Insurance. During the Term, Landlord shall maintain in effect such policies of insurance as are at least in such amounts (and are subject to no larger deductibles) as are customarily carried by landlords of Comparable Buildings, including, without limitation, insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available forms of “all risk” property insurance policies with extended coverage, insuring the Building for the full insurable value thereof or replacement cost thereof (exclusive of footing and foundation costs).
ARTICLE 12
EMINENT DOMAIN
     Section 12.1 Taking.
          (a) Total Taking. If all or substantially all of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public purpose (a “Taking”), this Lease shall terminate and the Term shall end as of the date of the vesting of title and Rent shall be prorated and adjusted as of such date.
          (b) Partial Taking. Upon a Taking of only a part of the Real Property, the Building or the Premises then, except as hereinafter provided in this Article 12, this Lease shall continue in full force and effect, provided that from and after the date of the vesting of title, Fixed Rent and Tenant’s Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Building and/or Tenant’s loss of any parking rights as a result of such Taking.
          (c) Landlord’s Termination Right. Whether or not the Premises are affected, Landlord may, by notice to Tenant, within 60 days following the date upon which Landlord receives notice of the Taking of all or a portion of the Real Property, the Building or the

Premises, terminate this Lease, provided that Landlord elects to terminate leases (including this Lease) affecting at least 50% of the rentable area of the Building.
          (d) Tenant’s Termination Right. If the part of the Real Property so Taken contains more than 20% of the total area of the Premises occupied by Tenant immediately prior to such Taking, or if, by reason of such Taking, Tenant no longer has reasonable means of access to the Premises or if Tenant’s parking rights are totally or substantially curtailed, Tenant may terminate this Lease by notice to Landlord given within 30 days following the date upon which Tenant is given notice of such Taking. If Tenant so notifies Landlord, this Lease shall end and expire upon the 30th day following the giving of such notice. If a part of the Premises shall be so Taken and this Lease is not terminated in accordance with this Section 12.1 Landlord, without being required to spend more than it collects as an award, shall, subject to the provisions of any Mortgage or Superior Lease, restore that part of the Premises not so Taken to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such Taking, excluding Tenant’s Property and Above Building Standard Installations.
          (e) Apportionment of Rent. Upon any termination of this Lease pursuant to the provisions of this Article 12, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.
     Section 12.2 Awards. Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant’s Alterations; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 12 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s Property or Above Building Standard Installations included in such Taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.
     Section 12.3 Temporary Taking. If all or any part of the Premises is Taken temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use.
ARTICLE 13
ASSIGNMENT AND SUBLETTING
     Section 13.1 Consent Requirements.
          (a) No Assignment or Subletting. Except as expressly set forth herein, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet, or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord’s prior consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 13 shall be void and shall constitute an Event of Default.
          (b) Collection of Rent. If, without Landlord’s consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 13, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease.
          (c) Further Assignment/Subletting. Landlord’s consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord’s consent to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others.
     Section 13.2 Tenant’s Notice. If Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall give notice thereof to Landlord, which shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective; (b) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet and the commencement and expiration dates (together with all extension options) of such sublet; and (c) a copy of a bona fide term sheet or letter of intent pertaining to such proposed assignment or sublease and executed by Tenant and the proposed assignee or subtenant. If Tenant desires to assign this Lease or if Tenant desires to sublet as aforesaid and the term (including, if exercised, any extension option(s)) of the sublease that will expire during the last 12 months of the then Term, such notice shall, except with respect to a Permitted Transfer, be deemed an irrevocable offer from Tenant to Landlord of the right, at Landlord’s option, (1) to terminate this Lease with respect to such space as Tenant proposes to sublease (the “Partial Space”), upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Lease, to terminate this Lease with respect to the entire Premises. Such option may be exercised by notice from Landlord to Tenant within 30 days after delivery of Tenant’s notice. If Landlord exercises its option to terminate all or a portion of this Lease, (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence, (b) Rent shall be apportioned, paid or refunded as of such date, (c) Tenant, upon Landlord’s request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, and (d) Landlord shall be free to lease the Premises (or any part thereof) to Tenant’s prospective assignee or subtenant. Tenant shall pay all costs to make the Partial Space a self-contained rental unit and to install any required Building corridors.

     Section 13.3 Conditions to Assignment/Subletting.
          (a) If Landlord does not exercise its termination option provided under Section 13.2, and provided no Event of Default then exists, Landlord’s consent to the proposed assignment or subletting shall not be unreasonably withheld or delayed. Such consent shall be granted or denied within 15 days after delivery to Landlord of (i) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant (“Transferee”), the nature of its business and its proposed use of the Premises, (ii) current financial information with respect to the Transferee, including its most recent financial statements, and (iii) any other information Landlord may reasonably request, provided that:
               (i) in Landlord’s reasonable judgment, the Transferee is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then standards of the Building, (2) is for the Permitted Uses, and (3) does not violate any restrictions set forth in this Lease, any Mortgage or Superior Lease or any negative covenant as to use of the Premises required by any other lease in the Building;
               (ii) the Transferee is reputable with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be;
               (iii) [Intentionally Omitted];
               (iv) [Intentionally Omitted];
               (v) [Intentionally Omitted];
               (vi) Tenant shall, upon demand, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the Transferee and all legal costs (not to exceed $1,500) reasonably incurred in connection with the granting of any requested consent; and
               (vii) the Transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the District of Columbia.
          (b) with respect to each and every subletting and/or assignment approved by Landlord under the provisions of this Lease:
               (i) the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord;
               (ii) [Intentionally Omitted];
               (iii) no Transferee shall take possession of any part of the Premises, until an executed counterpart of such sublease or assignment has been delivered to Landlord and approved by Landlord as provided in Section 13.3;

               (iv) if an Event of Default occurs prior to the effective date of such assignment or subletting, then Landlord’s consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord’s consent pursuant to Section 13.7, such permission shall be void and without force and effect, and in either such case, any such assignment or subletting shall constitute a further Event of Default hereunder; and
               (v) each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate; and Tenant and each Transferee shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such Transferee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent, (D) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any work in the subleased space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Section 13.3(b)(v) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.
     Section 13.4 Binding on Tenant; Indemnification of Landlord. Notwithstanding any assignment or subletting or any acceptance of rent by Landlord from any Transferee, Tenant shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant’s part to be observed and performed, and any default under any term, covenant or condition of this Lease by any Transferee or anyone claiming under or through any Transferee shall be deemed to be a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from any claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 13.
     Section 13.5 Tenant’s Failure to Complete. If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within 90 days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 13.2 before assigning this Lease or subletting all or part of the Premises.
     Section 13.6 Profits. If Tenant enters into any assignment or sublease permitted hereunder or consented to by Landlord, Tenant shall, within 60 days of Landlord’s consent to such assignment or sublease, deliver to Landlord a list of Tenant’s reasonable third-party brokerage fees, legal fees, architectural fees and tenant improvement costs paid or to be paid in connection with such transaction and any actual costs incurred by Tenant in separately demising the subleased space (collectively, “Transaction Costs”), together with a list of all of Tenant’s Property to be transferred to such Transferee. The Transaction Costs shall be amortized, on a straight-line basis, over the term of any sublease. Tenant shall deliver to Landlord evidence of the payment of such Transaction Costs promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord:
          (a) In the case of an assignment, on the effective date of the assignment, 50% of all sums and other consideration paid to Tenant by the Transferee for or by reason of such assignment (including sums paid for the sale or rental of Tenant’s Property, less, the then fair market or rental value thereof) after first deducting the Transaction Costs; or
          (b) In the case of a sublease, 50% of any consideration payable under the sublease to Tenant by the Transferee which exceeds on a per square foot basis the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (together with any sums paid for the sale or rental of Tenant’s Property, less, the then fair market or rental value thereof) after first deducting the monthly amortized amount of Transaction Costs. The sums payable under this clause shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant.
     Section 13.7 Transfers.
          (a) Related Entities. If Tenant is a legal entity, the transfer (by one or more transfers) of a majority of the stock or other beneficial ownership interest in Tenant (collectively “Ownership Interests”) shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article 13 shall not apply to the transfer of Ownership Interests in Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Section 13.7 the term “transfers” shall be deemed to include the issuance of new Ownership Interests which results in a majority of the Ownership Interests in Tenant being held by a person or entity which does not hold a majority of the Ownership Interests in Tenant on the Effective Date.
          Any provision of this Article to the contrary notwithstanding, Tenant shall have the right to assign this Lease or to sublease the Premises or a portion thereof to a business entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant’s assets are transferred so long as (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, and (iii) proof satisfactory to Landlord of such net worth is delivered to Landlord at least 10 days prior to the effective date of any such transaction. Tenant may also, upon prior notice to Landlord, permit any business entity which controls, is controlled by, or is under common control with the original Tenant (a “Related Entity”) to sublet all or part of the Premises for any Permitted Use, provided the Related Entity is in Landlord’s reasonable judgment of a character and engaged in a business which is in keeping with the standards for the Building and for so long as such entity remains a Related Entity. Such sublease shall not be deemed to vest in any such Related Entity any right or interest in this Lease nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder. For the purposes hereof, “control” shall be deemed to mean ownership of not less than 50% of all of the Ownership Interests of such corporation or other business entity. Notwithstanding the foregoing, Tenant shall have no right to assign this Lease or sublease all or any portion of the Premises without Landlord’s consent pursuant to this Section 13.7 if Tenant is not the initial Tenant herein named or a person or entity who acquired Tenant’s interest in this ‘ Lease in a transaction approved by Landlord.
          (b) Applicability. The limitations set forth in this Section 13.7 shall apply to Transferee(s) and guarantor(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 13.7 shall be a transfer in violation of Section 13.1.
          (c) Modifications, Takeover Agreements. Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord of a building other than the Building agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Section 13.1 hereof.
     Section 13.8 Assumption of Obligations. No assignment or transfer shall be effective unless and until the Transferee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee (a) assumes Tenant’s obligations under this Lease and (b) agrees that, notwithstanding such assignment or transfer, the provisions of Section 13.1 hereof shall be binding upon it in respect of all future assignments and transfers.
     Section 13.9 Tenant’s Liability. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.
     Section 13.10 Listings in Building Directory. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord’s discretion by notice to Tenant.
     Section 13.11 Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults’ existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of 10 days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.
ARTICLE 14
ACCESS TO PREMISES
     Section 14.1 Landlord’s Access.
          (a) Landlord, Landlord’s agents and utility service providers servicing the Building may erect, use and maintain concealed ducts, pipes and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount. Landlord shall promptly repair any damage to the Premises caused by any work performed pursuant to this Article 14.
          (b) Landlord, any Lessor or Mortgagee and any other party designated by Landlord and their respective agents shall have the right to enter the Premises at all reasonable times, upon 24-hours prior notice (which notice may be oral) except in the case of emergency (for which no notice shall be required), to examine the Premises, to show the Premises to prospective purchasers, Mortgagees, Lessors or tenants and their respective agents and representatives or others and to perform Restorative Work to the Premises or the Building.
          (c) All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, mail chutes, conduits and other mechanical facilities, Building Systems; Building facilities and Common

Areas are not part of the Premises, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of Building operation, maintenance, alteration and repair.
     Section 14.2 Building Name. Landlord has the right at any time to change the name, number or designation by which the Building is commonly known. If Landlord elects to change the name, number or designation by which the Building is commonly known, Landlord will endeavor to provide Tenant with at least 15 days prior written notice of such election.
ARTICLE 15
DEFAULT
     Section 15.1 Tenant’s Defaults. Each of the following events shall be an “Event of Default” hereunder:
          (a) Tenant fails to pay when due any installment of Rent and such default shall continue for five (5) days after notice of such default is given to Tenant except that if Landlord shall have given 3 such notices of default in the payment of any Rent in any 12-month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of any Rent or an extended period in which to make payment until such time as 12 consecutive months shall have elapsed without Tenant having failed to make any such payment when due, and the occurrence of any default in the payment of any Rent within such 12-month period after the giving of 3 such notices shall constitute an Event of Default; or
          (b) Tenant fails to observe or perform any other term, covenant or condition of this Lease and such failure continues for more than 30 days (10 days with respect to a default under Article 3) after notice by Landlord to Tenant of such default, or if such default (other than a default under Article 3) is of a nature that it cannot be completely remedied within 30 days, failure by Tenant to commence to remedy such failure within said 30 days, and thereafter diligently prosecute to completion all steps necessary to remedy such default, provided in all events the same is completed within 90 days; or
          (c) if Landlord applies or retains any part of the Security Deposit, and Tenant fails to deposit with Landlord the amount so applied or retained by Landlord, or to provide Landlord with a replacement Letter of Credit (as hereinafter defined), if applicable, within 5 days after notice by Landlord to Tenant stating the amount applied or retained; or
          (d) there shall occur or exist any default under any guaranty of this Lease, which default is not cured within any applicable notice and/or cure period set forth in such guaranty.
     Upon the occurrence of any one or more of such Events of Default, Landlord may, at its sole option, give to Tenant notice of cancellation of this Lease (or of Tenant’s possession of the Premises), in which event this Lease and the Term (or Tenant’s possession of the Premises) shall terminate (whether or not the Term shall have commenced) with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in this Article 15. Any notice of cancellation of the Term (or Tenant’s possession of the Premises) may be given simultaneously with any notice of default given to Tenant.
     Section 15.2 Landlord’s Remedies.
          (a) Possession/Reletting. If this Lease and the Term, or Tenant’s right to possession of the Premises, terminate as provided in Section 15.1:
               (i) Surrender of Possession. Tenant shall quit and surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such termination, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force (to the extent permitted by law) or otherwise in accordance with applicable legal proceedings (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises.
               (ii) Landlord’s Reletting. Landlord, at Landlord’s option, may relet all or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at such rental and upon such other conditions (which may include concessions and free rent periods) as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to accept any tenant offered by Tenant and shall not be liable for failure to relet or, in the event of any such reletting, for failure to collect any rent due upon any such reletting; and no such failure shall relieve Tenant of, or otherwise affect, any liability under this Lease. However, to the extent required by law, Landlord shall use reasonable efforts to mitigate its damages but shall not be required to divert prospective tenants from any other portions of the Building. Landlord, at Landlord’s option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.
          (b) Tenant’s Waiver. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such persons might otherwise have under any Requirement (i) to the service of any notice of intention to re-enter or to institute legal proceedings, (ii) to redeem, or to re-enter or repossess the Premises, or (iii) to restore the operation of this Lease, after (A) Tenant shall have been dispossessed by judgment or by warrant of any court or judge, (B) [Intentionally Omitted], or (C) any expiration or early termination of the term of this Lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.
          (c) Tenant’s Breach. Upon the breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies set forth above are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.
     Section 15.3 Landlord’s Damages.
          (a) Amount of Damages. If this Lease and the Term, or Tenant’s right to possession of the Premises, terminate as provided in Section 15.1, then:
               (i) Tenant shall pay to Landlord all items of Rent payable under this Lease by Tenant to Landlord prior to the date of termination;
               (ii) Landlord may retain all monies, if any, paid by Tenant to Landlord, whether as prepaid Rent, a Security Deposit or otherwise, which monies, to the extent not otherwise applied to amounts due and owing to Landlord, shall be credited by Landlord against any damages payable by Tenant to Landlord;
               (iii) Tenant shall pay to Landlord, in monthly installments, on the days specified in this Lease for payment of installments of Fixed Rent, any Deficiency; it being understood that Landlord shall be entitled to recover the Deficiency from Tenant each month as the same shall arise, and no suit to collect the amount of the Deficiency for any month, shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and
               (iv) whether or not Landlord shall have collected any monthly Deficiency, Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency and as liquidated and agreed final damages, a sum equal to the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent during such period to be the same as was payable for the year immediately preceding such termination or re-entry, increased in each succeeding year by 4% (on a compounded basis)) exceeds the then fair and reasonable rental value of the Premises, for the same period (with both amounts being discounted to present value at a rate of interest equal to 2% below the then Base Rate) less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 15.3(a)(iii) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.
          (b) Reletting. If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 15.3. Tenant shall not be entitled to any rents collected or payable under any reletting, whether or not such rents exceeds the Fixed Rent reserved in this Lease. Nothing contained in Article 15 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any Requirement, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 15.3.
     Section 15.4 Interest. If any payment of Rent is not paid when due, interest shall accrue on such payment, from the date such payment became due until paid at the Interest Rate. Tenant acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by a Mortgage covering the Premises. Therefore, in addition to interest, if any amount is not paid when due, a late charge equal to 5% of such amount shall be assessed; provided, however, that on 2 occasions during any calendar year of the Term, Landlord shall give Tenant notice of such late payment and Tenant shall have a period of 5 days thereafter in which to make such payment before any late charge is assessed. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any of Landlord’s rights or remedies under any other provision of this Lease.
     Section 15.5 Other Rights of Landlord. If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Fixed Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, whenever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord for such items for more than 5 days after notice from Landlord to Tenant demanding the payment of such arrears.
ARTICLE 16
LANDLORD’S RIGHT TO CURE; FEES AND EXPENSES
     If Tenant defaults in the performance of its obligations under this Lease, Landlord, without waiving such default, may perform such obligations at Tenant’s expense: (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any Requirement, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after 10 days from the date Landlord gives notice of Landlord’s intention to perform the defaulted obligation. All costs and expenses reasonably incurred by Landlord in connection with any such performance by it and all costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord on demand, with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord within 10 Business Days after receipt of Landlord’s invoice for such amount.
ARTICLE 17
NO REPRESENTATIONS BY LANDLORD; LANDLORD’S APPROVAL
     Section 17.1 No Representations. Except as expressly set forth herein, Landlord and Landlord’s agents have made no warranties, representations, statements or promises with respect to the Building, the Real Property or the Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise. Tenant is entering into this Lease after full investigation and is not relying upon any statement or representation made by Landlord not embodied in this Lease.
     Section 17.2 No Money Damages. In no event shall Landlord be liable for, and Tenant, on behalf of itself and all other Tenant Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss or profits or business opportunity, arising under or in connection with this Lease.
     Section 17.3 Reasonable Efforts. For purposes of this Lease, “reasonable efforts” by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.
ARTICLE 18
END OF TERM
     Section 18.1 Expiration. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant’s Property and Tenant’s Specialty Alterations.
     Section 18.2 Holdover Rent. Landlord and Tenant recognize that Landlord’s damages resulting from Tenant’s failure to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent payable hereunder, and will be impossible to accurately measure. Accordingly, if possession of the Premises is not surrendered to Landlord on the Expiration Date or sooner termination of this Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall (a) pay to Landlord for each month (or any portion thereof) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to 1.5 times the Rent payable under this Lease for the last full calendar month of the Term, (b) be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant, and (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant, and (c) indemnify Landlord against all claims for damages by any New Tenant. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 18.2.
ARTICLE 19
QUIET ENJOYMENT
     Provided this Lease is in full force and effect and no Event of Default then exists, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms and conditions of this Lease and to all Superior Leases and Mortgages.
ARTICLE 20
NO SURRENDER; NO WAIVER
     Section 20.1 No Surrender or Release. No act or thing done by Landlord or Landlord’s agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord.
     Section 20.2 No Waiver. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

ARTICLE 21
WAIVER OF TRIAL BY JURY; COUNTERCLAIM
     Section 21.1 Jury Trial Waiver. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matters in any way arising out of or connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or the enforcement of any remedy under any statute, emergency or otherwise.
     Section 21.2 Waiver of Counterclaim. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to interpose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.
ARTICLE 22
NOTICES
     Except as otherwise expressly provided in this Lease, all consents, notices, demands, requests, approvals or other communications given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service making receipted deliveries, addressed to Landlord and Tenant as set forth in Article 1, and to any Mortgagee or Lessee who shall require copies of notices and whose address is provided to Tenant, or to such other address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 22. Any such approval, consent, notice, demand, request or other communication shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given of 3 Business Days after it shall have been mailed as provided in this Article 22, whichever is earlier.
ARTICLE 23
RULES AND REGULATIONS
     All Tenant Parties shall observe and comply with the Rules and Regulations, as supplemented or amended from time to time. Landlord reserves the right, from time to time, to adopt additional Rules and Regulations and to amend the Rules and Regulations then in effect. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, provided that Landlord shall enforce the Rules or Regulations against Tenant in a non-discriminatory fashion.

ARTICLE 24
BROKER
     Landlord has retained Landlord’s Agent as leasing agent in connection with this Lease and Landlord will be solely responsible for any fee that may be payable to Landlord’s Agent. Landlord agrees to pay a commission to Scheer Partners pursuant to a separate agreement. Each of Landlord and Tenant represents and warrants to the other that neither it nor its agents have dealt with any broker in connection with this Lease other than Landlord’s Agent and Tenant’s Broker and that no other broker, finder or like entity procured or negotiated this Lease or is entitled to any fee or commission in connection herewith. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord’s Agent and Scheer Partners) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, and/or the above representation being false. Landlord will have no liability to Tenant arising from any commission, fee or other sum that is or might become due and payable to Liberty Greenfield in connection with this Lease. Landlord and Tenant acknowledge that any commission, fee or other sum that is or might become due and payable to Liberty Greenfield in connection with this Lease is to be paid by Scheer Partners pursuant to the terms of a separate agreement between Scheer Partners and Liberty Greenfield.
ARTICLE 25
INDEMNITY
     Section 25.1 Tenant’s Indemnity. Tenant shall not do or permit to be done any act or thing upon the Premises or the Building which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement, and shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant shall indemnify, defend, protect and hold harmless each of the Indemnitees from and against any and all Losses, resulting from any claims (i) against the Indemnitees arising from any negligence or willful misconduct of (A) all Tenant Parties or (B) both Landlord and Tenant, provided, however, that Tenant’s liability hereunder with respect to matters judicially determined to have arisen out of the negligence of Landlord, which determination shall not be subject to appeal, shall be limited to the amount of insurance coverage carried by Tenant pursuant to Article 11, (ii) against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises, and (iii) against the Indemnitees resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed or performed.
     Section 25.2 Landlord’s Indemnity. Landlord shall indemnify, defend and hold harmless Tenant from and against all Losses incurred by Tenant arising from (i) any accident, injury or damage whatsoever caused to any person or the property of any person in or about the Real Property (exclusive of the Premises) to the extent attributable to the negligence or willful misconduct of Landlord or its employees or agents, and/or (iii) any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Landlord to be fulfilled, kept, observed or performed.
     Section 25.3 Defense and Settlement. If any claim, action or proceeding is made or brought against any Indemnitee for which Tenant is obligated to indemnify such Indemnitee under Section 25.1, then upon demand by an Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee’s name (if necessary), by attorneys approved by the Indemnitee, which approval shall not be unreasonably withheld (attorneys for Tenant’s insurer shall be deemed approved for purposes of this Section 25.3). Notwithstanding the foregoing, an Indemnitee may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability in excess of the amount available under Tenant’s liability insurance carried under Section 11.1 for such claim and Tenant shall pay the reasonable fees and disbursements of such attorneys. If Tenant fails to diligently defend or if there is a legal conflict or other conflict of interest, then Landlord may retain separate counsel at Tenant’s expense. Notwithstanding anything herein contained to the contrary, Tenant may direct the Indemnitee to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the Indemnitee other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by Tenant at the time such settlement is reached, (c) such settlement shall not require the Indemnitee to admit any liability, and (d) the Indemnitee shall have received an unconditional release from the other parties to such claim, suit or other proceeding.
ARTICLE 26
MISCELLANEOUS
     Section 26.1 Delivery. This Lease shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.
     Section 26.2 Transfer of Real Property. Landlord’s obligations under this Lease shall not be binding upon the Landlord named herein after the sale, conveyance, assignment or transfer (collectively, a “Transfer”) by such Landlord (or upon any subsequent landlord after the Transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such Transfer, Landlord (and any such subsequent Landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder arising from and after the date of Transfer and the transferee of Landlord’s interest (or that of such subsequent Landlord) in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease arising from and after the date of Transfer.
     Section 26.3 Limitation on Liability. The liability of Landlord for Landlord’s obligations under this Lease shall be limited to Landlord’s interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the “Parties”) in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations; and

none of the Parties shall be personally liable for the performance of Landlord’s obligations under this Lease.
     Section 26.4 Rent. All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tenant’s Tax Payment, Tenant’s Operating Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.
     Section 26.5 Entire Document. This Lease (including any Schedules and Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, provided that in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control.
     Section 26.6 Governing Law. This Lease shall be governed in all respects by the laws of the Commonwealth of Virginia (but not including the choice of law rules thereof).
     Section 26.7 Unenforceability. If any provision of this Lease, or its application to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law.
     Section 26.8 Lease Disputes.
          (a) Landlord and Tenant agree that (i) all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the Commonwealth of Virginia or the United States District Court for the Eastern District of Virginia and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts; and (ii) to the extent permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.
          (b) To the extent that Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant irrevocably waives such immunity in respect of its obligations under this Lease.
     Section 26.9 Landlord’s Agent. Unless Landlord delivers written notice to Tenant to the contrary, Landlord’s Agent is authorized to act as Landlord’s agent in connection with the performance of this Lease, and Tenant shall be entitled to rely upon correspondence received from Landlord’s Agent. Tenant acknowledges that Landlord’s Agent is acting solely as agent for

Landlord in connection with the foregoing; and neither Landlord’s Agent nor any of its direct or indirect partners, members, managers, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Real Property.
     Section 26.10 Estoppel. Within 10 Business Days following request from Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, (a) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent and Additional, Rent then payable, (c) stating whether or not, to the best of Tenant’s knowledge, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (d) stating the amount of the Security Deposit, if any, under this Lease, (e) stating whether there are any subleases or assignments affecting the Premises, (f) stating the address of Tenant to which all notices and communications under the Lease shall be sent, and (g) responding to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 26.10 may be relied upon by any purchaser or owner of the Real Property or the Building or all or any portion of Landlord’s interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or assignee thereof or by any Lessor, or assignee thereof.
     Section 26.11 Certain Interpretational Rules. For purposes of this Lease, whenever the words “include”, “includes”, or “including” are used, they shall be deemed to be followed by the words “without limitation” and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.
     The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.
     Section 26.12 Parties Bound. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns.
     Section 26.13 Memorandum of Lease. This Lease shall not be recorded; however, at Landlord’s request, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording and Landlord may record the memorandum. Within 10 days following the end of the Term. Tenant shall enter into such documentation as is reasonably required by Landlord to remove the memorandum of record.

     Section 26.14 Counterparts. This Lease may be executed in 2 or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.
     Section 26.15 Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease, and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to any Rent and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.
     Section 26.16 Inability to Perform. This Lease and the obligation of Tenant to pay Rent and to perform all of the other covenants and agreements of Tenant hereunder shall not be affected, impaired or excused by any Unavoidable Delays. Landlord shall use reasonable efforts to promptly notify Tenant of any Unavoidable Delay which prevents Landlord from fulfilling any of its obligations under this Lease.
     Section 26.17 Substitute Premises. [Intentionally Omitted]
     Section 26.18 Deed of Lease/Landlord’s Agent for Service of Process. For purposes of Section 55-2, Code of Virginia (1950), as amended, this Lease is and shall be deemed to be a deed of lease. For purposes of Section 55-218.1, Code of Virginia (1950), as amended, Landlord’s resident agent for service of process is: James C. Brincefield, Jr., Attorney at Law, 526 King Street, Alexandria, Virginia 22314.
     Section 26.19 Lien for Payment of Rent. [Intentionally Omitted]
     Section 26.20 Financial Statements. Tenant agrees to deliver to Landlord by April 30 of each year a balance sheet of Tenant as of the end of the preceding calendar year and an income and loss statement of Tenant for the 12 month period ending on such date.
ARTICLE 27
SECURITY DEPOSIT
     Section 27.1 Letter of Credit. Tenant shall deliver to Landlord, upon Tenant’s execution of this Lease, a Letter of Credit (as hereinafter defined) in the amount specified in the Basic Lease Information, as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease. The Letter of Credit shall be in the form of a clean, irrevocable, non-documentary and unconditional letter of credit (the “Letter of Credit”) issued by and drawable upon any commercial bank which is a member of the New York Clearing House Association or other bank satisfactory to Landlord, trust company, national banking association or savings and loan association with offices for banking purposes in the Washington, D.C. metropolitan area (or, if the issuing bank is Wells Fargo, an office in New York City, Washington, D.C. or San Francisco, California) (the “Issuing Bank”), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, “Aa” or better by Moody’s Investors Service and “AA” or better by Standard & Poor’s Rating Service, and has combined capital, surplus and undivided profits of not less than $2,000,000,000. The Letter of Credit shall (a) name Landlord as beneficiary, (b) have a term of not less than one year, (c) permit multiple drawings, (d) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (e) otherwise be in form and content satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then Landlord shall pay the first $250 of such fees and charges and Tenant shall pay any additional fees or charges imposed in connection with such transfer. The Letter of Credit shall provide that it shall be deemed ‘ automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term (and in no event shall the Letter of Credit expire prior to the 45th day following the Expiration Date) unless the Issuing Bank sends duplicate notices (the “Non-Renewal Notices ”) to Landlord by certified mail, return receipt requested (one of which shall be addressed “Attention, Chief Legal Officer” and the other of which shall be addressed “Attention, Chief Financial Officer”), not less than 45 days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in the Washington, D.C. metropolitan area. The Letter of Credit shall be subject in all respects to the International Standby Practices 1998, International Chamber of Commerce Publication No. 500.
     Section 27.2 Application of Security. If (a) an Event of Default by Tenant occurs in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, or (b) Tenant fails to make any installment of Rent as and when due, or (c) Landlord receives a Non-Renewal Notice, Landlord shall have the right by sight draft to draw, at its election, all or a portion of the proceeds of the Letter of Credit and thereafter hold, use, apply, or retain the whole or any part of such proceeds, as the case may be, (x) to the extent required for the payment of any Fixed Rent or any other sum as to which Tenant is in default including (i) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, and/or (ii) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord, and/or (y) as a cash security deposit, unless and until, in the case of clause (c) above, Tenant delivers to Landlord a substitute Letter of Credit which meets the requirements of this Article 27. If Landlord applies or retains any part of the proceeds of the Letter of Credit, or cash security, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full amount thereof on hand at all times during the Term. If Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Letter of Credit or cash security, as the case may be, shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease.

     Section 27.3 Transfer. Upon a sale or other transfer of the Real Property or the Building, or any financing of Landlord’s interest therein, Landlord shall have the right to transfer the Letter of Credit and any cash security to its transferee or lender. With respect to the Letter of Credit, within 5 days after notice of such transfer or financing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or the lender, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord or the lender. Upon such transfer, Tenant shall look solely to the new landlord or lender for the return of the Letter of Credit or such cash security and the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit or such cash security to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit or such cash security and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.
[SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.
LANDLORD:
TST WOODLAND FUNDING I, L.L.C.,
a Delaware limited liability company

By:	/s/ Gary W. Roth

Gary W. Roth
Its:	Vice President

TENANT:

DIECA COMMUNICATIONS, INC., a Virginia corporation

By:	/s/ Charles E. Hoffman

Its:	President & CEO

Exhibit A
Floor Plan
The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

A-1

Covad
Data Space
RAISED ACCESS
FLOOR AREA
(3,408 RSF)
PRE-ACTION
SPRINKLER
(165 RSF)
UPS
STAIR
WOMEN
MEN
TELE
ELECTRICAL
ELEVATOR
LOBBY
MECHANICAL
CORRIDOR
VESTIBULE
REAR
LOBBY
MAIN
ELECTRICAL
MAIN
TELEPHONE
PUMP ROOM
LOADING
CORR
MAIN
LOBBY
Covad Space = 3,573 RSF

Covad

First Floor Data Space - South Pointe II

44'-6"
20'

27,752 RSF

Covad

Third Floor - South Pointe II

Covad Space
6,192 RSF

Covad

Fourth Floor - South Pointe II

FIRST AMENDMENT TO DEED OF LEASE
     THIS FIRST AMENDMENT TO DEED OF LEASE (this “First Amendment”) is made this 31st day of March, 2005 (the “Effective Date”), by and between ACP/2300 CORPORATE PARK DRIVE, LLC, a Delaware limited liability company (“Landlord”), and DIECA COMMUNICATIONS, INC., a Virginia corporation (“Tenant”).
W I T N E S S E T H :
     WHEREAS, pursuant to that certain Deed of Lease dated July 8, 2002 (the “Original Lease”), TST Woodland Funding I, L.L.C. (“Original Landlord”) leased to Tenant, and Tenant leased from Original Landlord, approximately 37,517 rentable square feet of space (the “Premises”) on the first (1st), third (3rd) and fourth (4th) floors of the building located at 2300 Corporate Park Drive, Herndon, Virginia (the “Building”);
     WHEREAS, Landlord purchased the Building from Original Landlord and succeeded to the interest of Original Landlord under the Original Lease; and
     WHEREAS, Tenant desires to extend the Term for a period of five (5) years, commencing on August 1, 2005 and expiring on July 31, 2010, and Landlord is willing to do so, subject to the terms and conditions set forth in this First Amendment.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed as follows:
     1. Incorporation of Recitals. The foregoing recitals are hereby incorporated in this First Amendment and made a part hereof by this reference.
     2. Definitions. All capitalized terms used in this First Amendment shall have the meanings ascribed thereto in the Original Lease, unless otherwise defined herein. As used herein and in the Original Lease, the term “Lease” shall mean the Original Lease, as amended by this First Amendment.
     3. Extension Term. The Term is hereby extended for a period of five (5) years (the “Extension Term”), commencing on August 1, 2005 (the “Extension Term Commencement Date”) and ending on July 31, 2010 (the “Extension Term Expiration Date”).
     4. Improvements to the Premises.
          A. Tenant shall retain possession of the Premises on the Extension Term Commencement Date in its then “as-is” condition, and, except as expressly set forth in this Paragraph 4, Landlord shall have no obligation to perform or pay for any work, improvements or alterations in or to the Premises in connection with this First Amendment or otherwise. Notwithstanding the foregoing and provided that Tenant is not then in default of its obligations under the Lease, Landlord shall install in the Premises, at Tenant’s sole cost and expense, subject to application of the Refurbishment Allowance (hereinafter defined), the improvements and alterations (the “Tenant Improvements”) described in the plans and specifications prepared by Tenant’s architect and approved by Landlord (the “Tenant’s Plans”). Landlord shall provide Tenant with an allowance of up to Seven Hundred Thirty-One Thousand Five Hundred Eighty-One and 50/100 Dollars ($731,581.50) (or Nineteen and 50/100 Dollars ($19.50) per rentable square foot of the Premises) (the “Refurbishment Allowance”) to pay for costs and expenses incurred by Tenant in connection with the design and construction of the Tenant Improvements. Once Landlord has approved the Tenant’s Plans, Landlord shall bid the Tenant Improvements work to three (3) general contractors selected by Landlord who are licensed in Virginia (the “Approved Bidders”). Upon
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Landlord’s receipt of fixed price bids from those of the Approved Bidders which intend to submit bids for the construction of the Tenant Improvements, Tenant shall select the contractor which shall undertake construction of the Tenant Improvements (the “Contractor”) from among the Approved Bidders which Landlord determines have submitted conforming bids. Subject to Landlord’s approval of the Tenant’s Plans, construction of the Tenant Improvements work may commence at any time after the Effective Date. Landlord shall disburse portions of the Refurbishment Allowance from time-to-time as Landlord incurs costs in connection with the construction of the Tenant Improvements. The Tenant’s Plans prepared by Tenant’s architect shall be subject to Landlord’s approval in accordance with the terms and conditions of the Original Lease, including without limitation those set forth in Article 5 thereof (captioned, “Alterations”); provided that Landlord shall approve or reject in its sole discretion all Tenant Improvements proposed by Tenant which affect the base Building or the mechanical, electrical, plumbing or other any base Building system therein. The Refurbishment Allowance shall be used by Tenant solely to pay for the cost of constructing the Tenant Improvements in the Premises, except as otherwise expressly permitted pursuant to the terms and conditions of Paragraph 4.C, below.
     B. All costs and expenses incurred in connection with the design and construction of the Tenant Improvements (the “Construction Costs”) in excess of the Improvement Allowance shall be paid solely by Tenant on or before the date such costs are due and payable (or if previously paid by Landlord, shall be reimbursed to Landlord by Tenant within ten (10) days of receipt by Tenant of invoices therefor from Landlord), and Tenant agrees to indemnify Landlord from and against any such costs. All amounts payable by Tenant pursuant to this Paragraph 4.B shall be deemed to be Additional Rent for purposes of the Lease.
     C. At any time after Tenant has completed the Tenant Improvements and obtained lien waivers from all contractors who performed construction-related services, Tenant may; upon ten (10) business days notice to Landlord, cause Landlord to apply any then-undisbursed portion of the Refurbishment Allowance toward the next installment of Extension Term Monthly Fixed Rent (hereinafter defined) and/or Additional Rent coming due under the Lease. In the event that Landlord has not disbursed all of the Refurbishment Allowance by January 1, 2007 (the “Outside Allowance Date”) in payment of, or reimbursement for, Tenant Improvements permitted hereunder and/or to defray Extension Term Monthly Fixed Rent and/or Additional Rent under the Lease, Landlord shall credit such undisbursed portion of the Refurbishment Allowance against Tenant’s obligation to pay Rent (including without limitation Extension Term Monthly Fixed Rent and/or Additional Rent) first owing under the Lease after the Outside Allowance Date.
     D. Landlord’s designated representative, ACP Mid-Atlantic LLC (the “Construction Supervisor”), shall supervise the construction of the Tenant Improvements, and Tenant shall pay the Construction Supervisor a construction supervisor fee (the “Construction Supervision Fee”) equal to five percent (5%) of the cost of the Tenant Improvements to cover the Landlord’s cost of supervision of construction of the Tenant Improvements. In supervising the construction of the Tenant Improvements, the Construction Supervisor shall perform the following tasks: (1) prepare the bid package for the construction of the Tenant Improvements; (2) discuss the bid package with Tenant; (3) submit a bid package to each of the Approved Bidders; (4) discuss the bid package with the Approved Bidders; (5) show the Premises to each Approved Bidder; (6) collect from the Approved Bidders fixed price bids for the construction of the Tenant Improvements; (7) discuss each bid with Tenant, Landlord and each Approved Bidder which submitted same; (8) approve the form of construction contract to be executed by Landlord and the Contractor; (9) oversee the Contractor’s obtaining of permits for, and the commencement of construction with respect to, the Tenant Improvements work; (10) supervise construction of the Tenant Improvements; (11) determine when the Tenant Improvements have been substantially completed by the Contractor; (12) hold a “walk through” inspection of the Premises with Tenant and the Contractor; and (13) oversee the completion by the Contractor of all “punch list” items noted by Tenant and confirmed by Landlord’s architect. The Construction Supervision Fee shall be
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deducted by the Landlord from the Refurbishment Allowance. Notwithstanding the foregoing, Tenant shall be required to reimburse Landlord for any reasonable third-party costs incurred by Landlord in connection with Landlord’s review of any plans or specifications depicting the Tenant Improvements, within thirty (30) days after invoice by Landlord; provided however that, before incurring any such third-party costs, Landlord shall contact Tenant and inform it of the nature and scope of the third-party services that Landlord intends to retain. Landlord shall deduct such third-party costs from the Refurbishment Allowance.
          E. Tenant expressly acknowledges and agrees that (1) Landlord shall undertake the Tenant Improvements in the Premises while Tenant is in. occupancy thereof; (2) Landlord shall perform construction activities in the Premises during regular business hours (Monday-Friday, 9:00 a.m. to 5:00 p.m.), unless Landlord elects in its sole discretion to perform some or all of such work in the evening and on weekends; (3) Landlord shall not be liable to Tenant for constructive eviction or for any interference to Tenant’s business operations in the Premises arising out of Landlord’s construction of the Tenant Improvements; and (4) no delay by Landlord in substantially completing the Tenant Improvements shall delay or otherwise affect any of Tenant’s obligations hereunder, including without limitation its obligation to pay full Extension Term Monthly Fixed Rent and Additional Rent from and after the Extension Term Commencement Date. Notwithstanding the provisions of subsection (2), above, at Tenant’s written request, received by Landlord prior to the execution by Landlord and the Contractor of a construction contract for the construction of the Tenant Improvements, Landlord shall cause the Contractor to undertake the construction of the Tenant Improvements during days and hours other than regular business hours; provided however that Tenant shall bear all additional and/or increased costs which arise out of such election by Tenant, including without limitation an increase in the Contractor’s price to construct the Tenant Improvements and all engineering, security and other costs incurred by Landlord as a result thereof. All such additional and/or increased costs shall be paid by Landlord out of the Refurbishment Allowance. Landlord agrees that, if Tenant elects to have Landlord undertake the construction of the Tenant Improvements during regular business hours, Landlord shall use commercially reasonable efforts to coordinate the scheduling of the Tenant Improvements with Tenant in order to attempt to minimize the interference to Tenant’s business operations in the Premises caused by such construction work.
     5. Fixed Rent During Extension Term. Commencing on the Extension Term Commencement Date, and thereafter on the first day of each and every calendar month during the Extension Term, Tenant shall pay to Landlord Fixed Rent for the Premises (“Extension Term Annual Fixed Rent”) in the following amounts, in equal monthly installments (“Extension Term Monthly Fixed Rent”), in advance, as follows:

	Extension Term Annual
	Fixed Rent Per Square	Extension Term	Extension Term
Period	Foot	Annual Fixed Rent	Monthly Fixed Rent
8/1/05-7/31/06	$25.50	$956,683.56	$79,723.63
8/1/06-7/31/07	$26.14	$980,600.64	$81,716.72
8/1/07-7/31/08	$26.79	$1,005,115.68	$83,759.64
8/1/08-7/31/09	$27.46	$1,030,243.56	$85,853.63
8/1/09-7/31/10	$28.15	$1,055,999.64	$87,999.97
Tenant shall pay Landlord Extension Term Annual Fixed Rent without deduction, diminution, setoff, counterclaims or prior notice or demand, in accordance with the terms and provisions of Article 2 of the Original Lease (captioned, “Premises, Term, Rent”).
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     6. Additional Rent During Extension Term.
          A. Commencing on January 1, 2007 and continuing thereafter throughout the Extension Term, Tenant shall pay to Landlord: (i) Tenant’s Proportionate Share (as such term is defined in Article 1 of the Original Lease) of the amount of Operating Expenses incurred by Landlord during any calendar year in the Extension Term which is in excess of the amount of Operating Expenses incurred by Landlord in the E.T. Base Year (hereinafter defined) in accordance with the terms and conditions of Section 7.3 of the Original Lease (captioned, “Tenant’s Operating Payment”); and (ii) Tenant’s Proportionate Share of the amount of Taxes incurred by Landlord during any calendar year in the Extension Term which is in excess of the amount of Taxes incurred by Landlord in the E.T. Base Year in accordance with the terms and conditions of Section 7.2 of the Original Lease (captioned, “Tenant’s Tax Payment”). As used herein, the term “E.T. Base Year” shall mean calendar year 2006.
          B. Effective as of January 1, 2007, Section 7.7(a) of the Original Lease is amended by (1) deleting “105%” in each instance in which such percentage is used therein and by inserting in lieu thereof “106%”; (2) deleting the example set forth therein; and (3) inserting the following language regarding the cumulative nature of the Cap immediately after the word “determined)” in line 6 thereof: “Notwithstanding the foregoing, for each calendar year in which Controllable Operating Expenses are less than 106% of Controllable Operating Expenses for the immediately-preceding calendar year, the percentage by which actual Controllable Operating Expenses for such year are below 106% of the prior year’s Controllable Operating Expenses shall be added to the “Cap” for the next calendar year (and each succeeding calendar year until actual Controllable Operating Expenses for such year exceed by more than 106% (plus any unused “carryover” percentage from prior calendar years) of the prior year’s Controllable Operating Expenses”.
     7. Tenant’s Continuing Obligations. Between the Effective Date and the Extension Term Commencement Date, Tenant shall continue to pay to Landlord: (a) all Fixed Rent for the Premises in accordance with the terms and conditions of Article 2 of the Original Lease; (b) Tenant’s Proportionate Share of increases in Operating Expenses in accordance with the terms and conditions of Section 7.3 of the Original Lease; (c) Tenant’s Proportionate Share of increases in Real Estate Taxes in accordance with the terms and conditions of Section 7.2 of the Original Lease; and (d) any and all other Additional Rent payable to Landlord under the Original Lease.
     8. Option To Extend Term.
          A. Tenant shall have and is hereby granted the option to further extend the Term hereof for one (1) additional period of five (5) years commencing on the date immediately following the Extension Term Expiration Date (the “Second Extension Term”), provided that: (i) Tenant delivers written notice (the “Second Extension Notice”) to Landlord, on the date which is twelve (12) months prior to the Extension Term Expiration Date, time being of the essence, of Tenant’s irrevocable election to exercise such extension option, time being of the essence; (ii) no Event of Default has occurred during the Extension Term and no event exists at the time of the exercise of such option or arises subsequent thereto, which event by notice and/or the passage of time would constitute an Event of Default if not cured within the applicable cure period; and (iii) Tenant has not assigned its interest in the Lease (except to a Related Entity) or sublet more than thirty percent (30%) of the Premises (except to a Related Entity).
          B. All terms and conditions of the Lease, including without limitation all provisions governing the payment of Additional Rent and annual increases in Annual Fixed Rent, shall remain in full force and effect during the Second Extension Term, except that (i) Annual Fixed Rent (on a per rentable square foot basis) payable during the Second Extension Period shall equal the then-current Fair Market Rental Rate (hereinafter defined) at the time of the commencement of the Second Extension Period; (ii) Landlord shall provide a “market” improvement allowance, rental abatement and other tenant concessions
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in connection with the Second Extension Term; and (iii) the “Base Year” for Tenant’s Proportionate Share of increases in Operating Expenses and Tenant’s Proportionate Share of increases in Real Estate Taxes shall be calendar year 2011. As used in this Lease, the term “Fair Market Rental Rate” shall mean the fair market rental rate that would be agreed upon between a landlord and a tenant entering into a lease renewal for comparable space as to location, configuration, size and use, in a comparable building as to quality, reputation and age which is located in the Dulles Toll Road Corridor submarket, with a comparable build-out and a comparable term assuming the following: (A) the landlord and tenant are informed and well-advised and each is acting in what it considers its own best interests; (B) the landlord shall provide a “market” tenant improvement allowance, free rent period and other tenant concessions (including, for example, an allowance for architectural and engineering fees) typically provided to tenants of comparable space in comparable buildings for leases having terms comparable to the Second Extension Period; and (C) the tenant will continue to pay its share of increases in Operating Expenses and Real Estate Taxes as described above.
           C. Landlord and Tenant shall negotiate in good faith to determine the Annual Fixed Rent for the first year of the Second Extension Term, for a period of thirty (30) days after the date on which Landlord receives Tenant’s written notice of Tenant’s irrevocable election to exercise the extension option provided for under this Paragraph 8. In the event Landlord and Tenant are unable to agree upon the Annual Fixed Rent for the first year of the Second Extension Term within said thirty (30)-day period, the Fair Market Rental Rate for the Premises shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by the Landlord, one of whom shall be named by Tenant, and the two so appointed shall select a third. Each real estate broker so selected shall be licensed in the Commonwealth of Virginia as a real estate broker specializing in the field of office leasing in Fairfax County, having no fewer than ten (10) years experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly within ten (10) days after the expiration of the thirty (30)-day period, or sooner if mutually agreed upon. The two (2) brokers selected by Landlord and Tenant shall promptly select a third broker (the “Third Broker”) within ten (10) days after they both have been appointed, and each broker, within fifteen (15) days after the third broker is selected, shall submit his or her determination of the Fair Market Rental Rate. The Third Broker shall determine which determination of Fair Market Rental Rate made by Landlord’s broker or Tenant’s broker is closest to the determination of Fair Market Rental Rate made by the Third Broker (the “Closest Determination”). The Fair Market Rental Rate hereunder shall be the mean of the Closest Determination and the determination of Fair Market Rental Value made by the Third Broker. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the Third Broker.
          D. Should the Term of the Lease be extended hereunder, Tenant shall, if required by Landlord, execute an amendment modifying the Lease within thirty (30) days after Landlord presents same to Tenant, which agreement shall set forth the Annual Fixed Rent for the first year of the Second Extension Term and the other economic terms and provisions in effect during the Second Extension Term. Should Tenant fail to execute the amendment (which amendment accurately sets forth the economic terms and provisions in effect during the Second Extension Term) within thirty (30) days after presentation of same by Landlord, time being of the essence, Tenant’s right to further extend the Term of the Lease shall, at Landlord’s sole option, terminate, and Landlord shall be permitted to lease such space to any other person or entity upon whatever terms and conditions are acceptable to Landlord in its sole discretion.
     9. Right of First Offer.
          A. Subject to (i) any renewal rights granted by Landlord, before or after the Effective Date, to any tenant of all or any portion of the Right of First Offer Space, and (ii) the right of any tenant of the Right of First Offer Space (or any portion thereof) to negotiate an extension of the term
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of its lease of such space or a new lease demising such space, Tenant shall be granted during the Extension Term only the following rights with respect to the Right of First Offer Space. As used herein, the term “Right of First Offer Space” shall mean the portion, if any, of the First Floor Space (hereinafter defined) and/or the Fourth Floor Space (hereinafter defined) which Landlord determines is available for lease by Tenant during the Extension Term and with respect to which Landlord receives an Offer (hereinafter defined) to lease all or any portion of such space. As used herein (1) the term “First Floor Space” means the space located on the first (1st) floor of the Building which is designated as “First Floor Space” on Exhibit A attached hereto, and (2) the term “Fourth Floor Space” means the space located on the fourth (4th) floor of the Building which is designated as “Fourth Floor Space” on Exhibit A-1 attached hereto. Notwithstanding any provision of the Lease to the contrary, Tenant shall have no rights with respect to the Right of First Offer Space or any other rights of first offer or refusal, or first right to negotiate, or any other expansion rights whatsoever, except as expressly provided in this Paragraph 9.
          B. If, during the Extension Term, Landlord determines that any portion of the Right of First Offer Space is, or will be, available for lease by Tenant and thereafter Landlord receives a bona fide offer from a prospective tenant which is not related to Landlord (a “Prospective Tenant”) to lease all or any portion of the Right of First Offer Space (an “Offer”), the financial terms of which Landlord is prepared to accept, Landlord shall notify Tenant in writing of such Offer (the “ROFO Notice”), and Landlord shall set forth in the ROFO Notice: (i) a description of the portion of the Right of First Offer Space that is subject to the Offer (the “Available Space”), (ii) the base rent, tenant concessions and other terms and conditions pursuant to which Landlord would agree to lease the Available Space to Tenant (which terms need not be those contained in the Offer), and (iii) the date on which Landlord anticipates that the Available Space would become available for lease by Tenant (the “ROFO Availability Date”). Provided that (A) no Event of Default then exists under the Lease; (B) Tenant has not assigned the Lease (except to a Related Entity), or sublet twenty-five percent (25%) or more of the Premises (except to a Related Entity); (C) not less than thirty-six (36) months remain in the Extension Term as of the ROFO Availability Date; and (D) Tenant notifies Landlord, in writing, within five (5) business days after Tenant receives the ROFO Notice, time being of the essence, of Tenant’s irrevocable election to lease all (but not less than all) of the Available Space described in the ROFO Notice on the terms and conditions set forth in the ROFO Notice (the “ROFO Tenant Election Notice”), Tenant shall have the right to lease all, but not less than all, of the Available Space described in the ROFO Notice on the terms and conditions set forth in the ROFO Notice.
          C. In the event that Tenant timely delivers a ROFO Tenant Election Notice to Landlord, Landlord shall prepare an amendment modifying the Lease to incorporate the Available Space (the “ROFO Amendment”), which amendment shall set forth, among other things: (i) the amount of Annual Fixed Rent payable by Tenant for the Available Space (based on the per rentable square foot rental rate set forth in the ROFO Notice) during each year of the Right of First Offer Space Term (hereinafter defined); and (ii) the adjustments to Tenant’s obligation to pay Additional Rent caused by the addition of the Available Space. The term of the demise of the Available Space (the “Right of First Offer Space Term”) shall commence on the date on which Landlord delivers such Available Space to Tenant (the “ROFO Space Commencement Date”), at which time all of Tenant’s obligations with respect to the Available Space shall commence, including the obligation to pay Annual Fixed Rent. The Right of First Offer Space Term shall be coterminous with the Extension Term, as such term may be further extended.
          D. In the event that Landlord and Tenant enter in a ROFO Amendment, and Landlord is unable to deliver to Tenant possession of the Available Space demised thereunder on the ROFO Availability Date for any reason whatsoever, including without limitation the failure of an existing tenant to vacate such space, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, provided that (i) Landlord shall use reasonable efforts to obtain possession of such space and deliver same to Tenant as soon as reasonably practicable thereafter; and (ii) rent shall abate until Landlord delivers the Available Space to Tenant.
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          E. In the event Tenant fails timely to deliver a ROFO Tenant Election Notice to Landlord or, having done so, Tenant fails to execute the ROFO Amendment tendered by Landlord within ten (10) days after Landlord tenders such amendment to Tenant: (i) Landlord may lease the Available Space (or any portion thereof) described in the ROFO Notice to any person or entity of Landlord’s choice, on whatever terms and conditions are selected by Landlord in its sole discretion; and (ii) this Paragraph 9 shall terminate automatically, and Tenant shall have no further right to lease any Right of First Offer Space.
     10. Monument Sign. In the event that, at any time during the Term, Landlord elects in its sole discretion to erect a monument sign (the “Monument”) adjacent to the main entrance of the Building, Tenant, at Tenant’s sole cost and expense, shall be permitted to install on a non-exclusive basis a plaque or other means of entity identification selected by Landlord in its sole discretion and bearing Tenant’s name (the “Monument Signage”) on such Monument, in a location selected by Landlord. All attributes of the Monument, if constructed by Landlord, shall be determined by Landlord in its sole discretion. All attributes of the Monument Signage, including without limitation size, materials, and color and position on Landlord’s Monument, shall be subject to Landlord’s approval in its sole discretion. The location of other tenants’ signage on the Monument (if built) shall be determined by Landlord in its sole discretion. In the event that the Monument is constructed by Landlord, Tenant’s right to install the Monument Signage shall be subject to Tenant’s receipt of all necessary permits and governmental approvals for such installation; provided that the failure to obtain such permits or approvals shall not affect the Lease (or Tenant’s obligations thereunder) in any way. Tenant shall be responsible for repairing and maintaining the Monument Signage in a first-class condition throughout the Term. The Monument Signage shall be installed by Landlord at Tenant’s sole cost and expense. The right to install the Monument Signage shall be personal to Dieca Communications, Inc. and shall not apply to any sublessee, assignee or other transferee of Tenant; provided that (a) if an affiliate of Tenant occupies the Premises pursuant to this Lease or a sublease, such affiliate’s name may be on the Monument Signage in lieu of Tenant’s name; and (b) Tenant may insert its “Covad” trade name on the Monument Signage in lieu of its corporate name. Tenant agrees to indemnify Landlord and hold it harmless from and against all claims, damage or liability (including reasonable attorneys’ fees) sustained or suffered by Landlord arising out of or related to the installation, maintenance or removal of the Monument Signage. Tenant shall remove the Monument Signage at the end of the Term, and shall restore the portion of Landlord’s Monument affected by such removal to its condition immediately prior to the installation of such Monument Signage, reasonable wear and tear excepted. If Tenant fails to remove the Monument Signage from the Monument at the expiration of the Term or fails to restore the portions of the Monument affected by such removal, Landlord may, but shall not be obligated to remove the Monument Signage and/or restore the portion of the Monument affected thereby, and Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord with respect to such removal and/or restoration immediately upon demand therefor.
     11. Security Deposit. Within ten (10) days after the Effective Date, time being of the essence, Tenant shall cause the Issuing Bank to extend until October 31, 2010 the expiration date under the Letter of Credit, and to issue to Landlord an amendment to the Letter of Credit, in form and substance acceptable to Landlord in its sole discretion, by which the Issuing Bank has effected such extension. Notwithstanding any contrary provision contained in Article 27 of the Original Lease (captioned, “Security Deposit”), provided that (a) no Event of Default then exists; (b) no event has occurred which, but for the passage of time or the giving of notice, would constitute an Event of Default under the Lease; and (c) Tenant has not assigned the Lease or subleased all or any portion of the Premises (collectively, the “Reduction Conditions”), then, upon the earlier to occur of (i) the date which is ten (10) days after that on which Tenant evidences to Landlord’s reasonable satisfaction that, for four (4) successive three (3) calendar month periods during the Extension Term, Guarantor (hereinafter defined) has been Profitable (hereinafter defined); or (ii) August 31, 2008, the Letter of Credit shall be reduced by an amount (the “First Reduction Amount”) sufficient to cause the Letter of Credit to be in an amount equal to three (3) times the then-current Extension Term Monthly Fixed Rent. As used herein, the term “Profitable” means that, at the end of each three (3) calendar month period described above, Tenant demonstrates to
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Landlord’s reasonable satisfaction that (A) Guarantor has achieved an after-tax profit (i.e., net income after taxes) for such period, (B) Guarantor has an owner’s equity net of unamortized intangibles and. goodwill (i.e., total assets less total liabilities and less any unamortized intangible assets and any good will) equal to or greater than such owner’s equity as of the Effective Date, and (C) the ratio of Guarantor’s total debt (long-term and short term) to owner’s equity (net of unamortized intangibles and goodwill) is less than 1:2 (i.e. total debt ÷ owner’s equity and less any unamortized intangible assets and any good will is less than .50). The foregoing ratios and amounts for each three (3) calendar month period in question shall be determined based upon Guarantor’s quarterly financial statements delivered to Landlord which have been prepared in accordance with generally accepted accounting principles consistently applied and certified to as such by Guarantor’s chief financial officer. Notwithstanding the foregoing, the Issuing Bank (as such term is defined in Section 27.1 of the Original Lease) shall not reduce the Letter of Credit as aforesaid unless and until Landlord delivers to such bank a written notice confirming that all conditions precedent to such reduction have been satisfied. In addition, provided that the Letter of Credit is reduced by the First Reduction Amount prior to August 31, 2008 in accordance with the provisions of Subparagraph (i), above, and provided that Guarantor’s Net Worth (hereinafter defined) and Profitability have not declined between the date of such initial reduction in the Letter of Credit and August 31, 2008, then within thirty (30) days after August 31, 2008, provided that the Reduction Conditions are satisfied by Tenant as of this date, the Letter of Credit shall be further reduced by an amount (the “Second Reduction Amount”) sufficient to cause the Letter of Credit to be in an amount equal to two (2) times the then-current Extension Term Monthly Fixed Rent. In no event shall the Letter of Credit be further reduced by the Issuing Bank unless and until the Issuing Bank receives from Landlord written confirmation that Tenant has timely satisfied the conditions set forth above, and that Tenant is then entitled to a reduction in the Letter of Credit in me amount of the Second Reduction Amount. As used herein, the term “Net Worth” means total assets (exclusive of intangible assets, including goodwill) minus total liabilities.
     12. Second Floor Storage Systems Furniture. Subject to the terms and conditions set forth below, Tenant shall have and is hereby granted a one-time right of first offer to use, during the Extension Term,’at no additional cost to Tenant, the systems furniture currently being stored by Landlord on the second (2nd) floor of the Building, which furniture consists of approximately twenty-four (24) work station cubicles (the “Second Floor Storage Systems Furniture”). In the event that Landlord notifies Tenant in writing that Landlord intends to utilize the Second Floor Storage Systems Furniture during the Extension Term, Tenant shall have five (5) business days within which to notify Landlord in writing (the “Furniture Election Notice”) of Tenant’s election to use the Second Floor Storage Systems Furniture during the Extension Term. In the event that Tenant timely delivers the Furniture Election Notice to Landlord, Landlord, at Tenant’s sole cost and expense, shall deliver the Second Floor Storage Systems Furniture to the Premises on the Furniture Delivery Date in its then “as-is” condition. As used herein, the term “Furniture Delivery Date” means the later to occur of: (i) the Extension Term Commencement Date; or (ii) thirty (30) days after Landlord’s receipt of the Furniture Election Notice. Tenant hereby expressly acknowledges and that Landlord shall have no obligation to provide or purchase any supplemental components that may be necessary to assemble or otherwise use the Second Floor Storage Systems Furniture. Throughout the Extension Term, Tenant shall be solely responsible for the installation, maintenance, repair and/or replacement of the Second Floor Storage Systems Furniture. At the expiration or other termination of the Extension Term, Tenant shall surrender and deliver the Second Floor Storage Systems Furniture, to Landlord in the same condition and repair as it existed on the Extension Term Commencement Date (except as repaired, rebuilt, or replaced), ordinary wear and tear excepted. If Tenant fails to properly maintain, repair or replace any of the Second Floor Storage Systems Furniture, Landlord may (but shall not be obligated to) undertake such maintenance, repair or replacement, and Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within five (5) days after demand by Landlord. Notwithstanding any contrary provisions contained in the last sentence of Section 4.3 of the Original Lease, provided (a) no Event of Default then exists, and (b) no event has occurred which, but for the passage of time or the giving of notice, would constitute an Event of Default
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under the Lease, Tenant shall have the right, upon delivery of written notice to Landlord on or before the date which is thirty (30) days prior to the Extension Term Expiration Date, time being of the essence, to purchase the Existing Furnishings (as such term is defined in Section 4.3 of the Original Lease) and the Second Floor Storage Systems Furniture from Landlord for One Dollar ($1.00), whereupon Landlord and Tenant shall enter into a bill of sale evidencing such purchase.
     13. Parking.
          A. Notwithstanding any contrary provision contained in Section 3.2 of the Original Lease (captioned, “Parking Facilities”) , throughout the Extension Term, Landlord shall provide Tenant with the right to use, without additional charge, an additional five (5) reserved parking spaces (the “Reserved Parking Spaces”) in a location selected by Landlord in its sole discretion on the surface lot adjacent to the Building and/or in the parking facility serving the Building. Landlord shall have no obligation to “police” the Reserved Parking Spaces in order to assure that automobiles parked in such Reserved Parking Spaces belong to Tenant’s employees or guests only.
          B. Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the parking garage, and shall at all times abide by all reasonable rules and regulations promulgated by Landlord or the parking garage operator governing the use of the parking garage. It is understood and agreed that Landlord does not assume any responsibility for any damage or loss to any automobiles parked in the parking garage or to any personal property located therein, or for any injury sustained by any person in or about the parking garage.
     14. Exterior Signage.
          A. Paragraph 1 of Rider No. 3 attached to the Original Lease is amended by deleting the third (3rd) sentence thereof (which begins “The Exterior Sign shall not exceed...”) and inserting in lieu thereof the following: “The Exterior Sign shall not exceed its size as of March 1, 2005”.
          B. Exhibit R-3-A attached to the Original Lease is deleted in its entirety, and Exhibit R-3-A attached hereto is substituted therefor as though initially attached to the Original Lease.
     15. Landlord’s and Tenant’s Notice Addresses.
          A. Article 1 of the Original Lease is amended by deleting the names and addresses set forth opposite “Tenant’s Address for Notices”, and inserting in lieu thereof the following:

“TENANT’S ADDRESS
FOR NOTICES:	Covad Communications
Attn: Legal Department
110 Rio Robles
San Jose, California 95134”
          B. Article 1 of the Original Lease is amended by deleting the names and addresses set forth opposite “Landlord’s Address for Notices”, and inserting in lieu thereof the following:

“LANDLORD’S ADDRESS
FOR NOTICES:	ACP/2350 Corporate Park Drive, LLC
Attn: Chief Operating Officer
444 Brickell Avenue
Suite 900
Miami, Florida 33131
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With copies to:

ACP/2350 Corporate Park Drive, LLC
c/o ACP Mid-Atlantic LLC, as Agent
Attn: Asset Manager
2350 Corporate Park Drive
Suite 110
Herndon, Virginia 20171

and to:

Holland & Knight LLP
2099 Pennsylvania Avenue, NW
Suite 100
Washington, DC 20006
Attn: David S. Kahn, Esq.”
     16. USA Patriot Act and Anti-Terrorism Laws. As of the Effective Date, the Original Lease is hereby amended by adding the following language as new Article 28 thereof:
“ARTICLE 28
USA PATRIOT ACT AND ANTI-TERRORISM LAWS
(a) Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).
(b) Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a“specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/tllsdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v); above.
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(c) At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Article 28.”
     17. Deletion of Tenant’s Termination Right. As of the Effective Date, Paragraph 9.6 of the Original Lease (captioned “Right to Terminate”) is deleted in its entirety, and it shall be of no further force or effect.
     18. Guaranty. Simultaneously with Tenant’s execution and delivery to Landlord of this First Amendment, Covad Communications Group, Inc. (“Guarantor”) shall execute and deliver to Landlord the Guaranty of Deed of Lease attached hereto as Exhibit C (the “Guaranty”).
     19. Low Voltage Cabling. All voice, data, video, audio, and other low-voltage control transport system cabling and/or cable bundles installed in the Building shall be (a) plenum rated and/or have a composition makeup suited for its environmental use in accordance with NFPA 70/National Electrical Code; (b) labeled every 3 meters with the Tenant’s name and origination and destination points; (c) installed in accordance with all EIA/TIA standards and the National Electric Code; (d) installed and routed in accordance with a routing plan showing “as built” or “as installed” configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing if applicable, and such other information as Landlord may request. The routing plan shall be available to Landlord and its agents at the Building upon request.
     20. Brokers. Landlord and Tenant recognize ACP Mid-Atlantic LLC, as Landlord’s agent, and Liberty-Greenfield, LLP and Scheer Partners, as Tenant’s agent, as the sole brokers (the “Brokers”) with respect to this First Amendment. Landlord shall be responsible for the payment of any leasing commission owed to the Brokers in accordance with the terms of separate commission agreements entered into between Landlord and the Brokers. Landlord and Tenant each represent and warrant to the other that no other broker has been employed in carrying on any negotiations relating to this First Amendment and shall each indemnify and hold harmless the other from any claim for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty.
     21. Counterpart Copies. This First Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this First Amendment.
     22. Miscellaneous. This First Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and assigns and (b) shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.
     23. Ratification. Except as expressly amended by this First Amendment, all other terms, conditions and provisions of the Lease are hereby ratified and confirmed and shall continue in full force and effect.
[signatures on next page]
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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Deed of Lease under seal as of the day and year first hereinabove written.

LANDLORD:

ACP/2300 CORPORATE PARK DRIVE, LLC, a
Delaware limited liability company

	By:	ACP/Woodland Park, LLC, a Delaware limited liability company, its sole member

WITNESS:		By:	ACP/Woodland Park Manager, LLC, a Delaware limited liability company, its manager

/s/			By:	/s/ Doug Fleit

Name : Doug Fleit
Title: Managing Member

TENANT:
ATTEST:

DIECA COMMUNICATIONS, INC., a Virginia corporation

/s/	By:	/s/ Charles E. Hoffman

Name : CHARLES E. HOFFMAN
		Title:	PRESIDENT & CEO
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EXHIBIT A
FLOOR PLAN OF FIRST FLOOR SPACE
[Attach]
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EXHIBIT A-l
FLOOR PLAN OF FOURTH FLOOR SPACE
[Attach]
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EXHIBIT B
INTENTIONALLY OMITTED
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EXHIBIT R-3-A
LOCATION OF EXTERIOR SIGNAGE
[Attach]
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EXHIBIT R-3-A
LOCATION OF EXTERIOR SIGNAGE

EXHIBIT C
GUARANTY OF DEED OF LEASE
     THIS GUARANTY OF DEED OF LEASE (this “Guaranty”) is made and given as of the ___ day of March, 2005, by COVAD COMMUNICATIONS GROUP, INC., a Delaware corporation (“Guarantor”), to and for the benefit of ACP/2300 CORPORATE PARK DRIVE, LLC, a Delaware limited liability company, and its successors and assigns (“Landlord”).
W I T N E S S E T H:
     WHEREAS, concurrently with the execution of this Guaranty, Landlord and Dieca Communications, Inc. (“Tenant”) have entered into that certain First Amendment to Deed of Lease, of even date herewith (the “First Amendment”), pursuant to which Landlord and Tenant have amended the terms of that certain Deed of Lease, dated July 8, 2002 (the “Original Lease”) demising certain premises (the “Premises”) in the building known as South Pointe II located at 2300 Corporate Park Drive, Herndon, Virginia (the “Building”) (the Original Lease, as amended by the First Amendment, is hereinafter referred to as the “Lease”); and
     WHEREAS, the Guarantor has a direct and/or indirect financial interest in Tenant; and
     WHEREAS, the parties recognize that the terms and conditions contained in the First Amendment were agreed to by Landlord solely because the Guarantor has agreed to guarantee the performance of the obligations of Tenant and its respective successors and assigns under the Lease, and such guarantee was and is a material inducement to the execution and delivery of the First Amendment by Landlord; and
     WHEREAS, the Guarantor warrants and acknowledges that because of its financial interest, direct and/or indirect, in Tenant and in the benefits and advantages which will result from the First Amendment, the Guarantor will be significantly benefited by the First Amendment.
     NOW, THEREFORE, in consideration of the foregoing and as an inducement for the granting, execution and delivery of the Lease, the sum of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby unconditionally and irrevocably guarantees, promises and agrees as follows:
     1. The above recitals are by this reference incorporated herein as if fully restated herein.
     2. The Guarantor hereby guarantees to Landlord, absolutely, unconditionally and irrevocably: (a) the full and prompt payment of all sums which may at any time become due under the Lease, including, but not limited to, monthly rent, additional rent, and all other sums and charges (including without limitation Landlord’s attorneys’ fees and disbursements) (hereinafter sometimes collectively referred to as the “Monetary Obligations”) which Tenant is obligated to pay to or on behalf of Landlord or to pay to third parties under the provisions of the Lease, and (b) the full and timely performance and observance of all of the covenants, terms, conditions and agreements provided in the Lease to be performed and observed by Tenant (hereinafter sometimes collectively referred to as the “Non-Monetary Obligations”). The Guarantor hereby covenants and agrees to and with Landlord that if at any time Tenant shall fail to make payment when due of any of the Monetary Obligations, or if at any time Tenant shall fail to perform and observe when and as required any of the Non-Monetary Obligations, the Guarantor shall forthwith pay the Monetary Obligations to Landlord and any arrears thereof, and shall
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forthwith faithfully and punctually perform and fulfill all of the Non-Monetary Obligations and, in addition thereto, shall forthwith pay to Landlord all reasonable attorneys’ fees and disbursements incurred by Landlord or caused by any such default or the enforcement of this Guaranty.
     3. This Guaranty is an absolute and unconditional guaranty of payment (and not merely of collection) and of performance. The liabilities of the Guarantor are primary, irrevocable and co-extensive with that of Tenant and also joint and several, and this Guaranty shall be enforceable against the Guarantor without the necessity of any suit or proceeding on Landlord’s part of any kind or nature whatsoever against Tenant and without the necessity of any notice of non-payment, non-performance or non-observance or of any notice of acceptance of this Guaranty or of any other notice or demand to which the Guarantor might otherwise be entitled, all of which the Guarantor hereby expressly waives. The Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of (a) the assertion of, or the failure to assert by Landlord, against Tenant any of the rights or remedies reserved to Landlord pursuant to the terms, covenants and conditions of the Lease, or (b) any non-liability of Tenant under the Lease, whether by insolvency, discharge in bankruptcy, or any other defect or defense which may now or hereafter exist in favor of Tenant.
     4. This Guaranty guarantees the performance of all of the obligations of Tenant, its successors and assigns, under the Lease.
     5. This Guaranty shall be a continuing guaranty, and it is expressly agreed that the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason of (a) any sublease of all or any portion of the Premises or assignment, renewal, modification, amendment, extension or waiver of the Lease or any of the terms, covenants and conditions thereof, even if the effect of such sublease, assignment, renewal, modification, amendment, extension or waiver shall be to increase the obligations of the Guarantor hereunder, or (b) any extension of time that may be granted by Landlord to Tenant, or (c) any consent, release, indulgence or other action, inaction or omission under or in respect of the Lease, or (d) any dealings or transactions or matter or thing occurring between Landlord and Tenant relating to the Building or the Lease, or (e) any bankruptcy, insolvency, reorganization, liquidation, arrangement, assignment for the benefit of creditors, receivership, trusteeship or similar proceeding affecting Tenant, or (f) any obligation of Tenant under the Lease having become unenforceable as against Tenant, whether or not notice of any of the aforesaid (a) through (f) is given to the Guarantor.
     6. Should Landlord be obligated by any bankruptcy or other law to repay to Tenant or to the Guarantor or to any trustee, receiver or other representative of any of them, any amounts previously paid, this Guaranty shall be reinstated in the amount of such repayments. Landlord shall not be required to litigate or otherwise dispute its obligations to make such repayments if it in good faith believes that such obligation exists.
     7. No delay on the part of Landlord in exercising any right, power or privilege under this Guaranty or failure to exercise the same shall operate as a waiver of or otherwise affect any such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     8. No waiver or modification of any provision of this Guaranty nor any termination of this Guaranty shall be effective unless in writing and signed by Landlord; nor shall any such waiver be applicable except in the specific instance for which it is given.
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Exhibit C, Page 2

     9. All of Landlord’s rights and remedies under the Lease and under this Guaranty, now or hereafter existing at law or in equity or by statute or otherwise, are intended to be distinct, separate and cumulative and no exercise or partial exercise of any such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.
     10. The Guarantor agrees that whenever at any time or from time to time the Guarantor shall make any payment to Landlord or perform or fulfill any term, covenant or condition hereunder on account of the liability of the Guarantor, hereunder, the Guarantor will notify Landlord in writing that such payment or performance, as the case may be, is for such purpose. No such payment or performance by the Guarantor pursuant to any provision hereof or otherwise shall entitle the Guarantor, by subrogation or otherwise, to the rights of Landlord to any payment by Tenant, or out of the property of Tenant, except after payment of all sums and fulfillment of all covenants, terms, conditions or agreements to be paid or performed by Tenant and its successors or assigns under the Lease.
     11. The Guarantor agrees that it will, at any time and from time to time, within ten (10) days following written request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modification). The Guarantor agrees that such certificate may be relied on by anyone holding or proposing to acquire any interest in the Premises or the Building of which the Premises is a part from or through Landlord or by the holder of any mortgage or prospective holder of any mortgage or of any interest therein.
     12. As a further inducement to Landlord to make and enter into the Lease and in consideration thereof, Landlord and the Guarantor covenant and agree that in any action or proceeding brought on, under or by virtue of this Guaranty., Landlord and the Guarantor shall and do hereby waive trial by jury.
     13. This Guaranty may be enforced by Landlord without the necessity of its signature appearing hereon.
     14. All notices and other communications permitted or required by the provisions of this Guaranty shall be in writing and shall be deemed given either (a) three (3) business days after being mailed through the United States Postal Service, designated as registered or certified mail, return receipt requested, bearing adequate postage and addressed as hereinafter provided, or (b) when delivered by hand or by means of a nationally-recognized commercial delivery service (such as FedEx) which obtains a signed receipt to confirm delivery. Rejection or refusal to accept or inability to deliver because of change of address of which no notice was given as provided herein shall be deemed to be receipt of the notice or other communication sent. By giving to the other party hereto at least ten (10) days’ notice thereof, any party hereto shall have the right from time to time to change its address for purposes of this Guaranty to any other address. Each notice or other communication to Guarantor or Landlord shall be addressed, until such notice of change of address, as follows:

If to Guarantor:	Covad Communications Group, Inc.
110 Rio Robles
San Jose, California 95134
Attention: Legal Department

If to Landlord:	ACP/2350 Corporate Park Drive, LLC
444 Brickell Avenue, Suite 900
Miami, Florida 33131
Attention: Chief Operating Officer
HOLLAND & KNIGHT llp
Exhibit C, Page 3

and to:	ACP/2350 Corporate Park Drive, LLC
c/o ACP Mid-Atlantic LLC, as Agent
2350 Corporate Park Drive, Suite 110
Herndon, Virginia 20171
Attention: Asset Manager

with a copy to:	Holland & Knight LLP
2099 Pennsylvania Avenue, NW
Suite 100
Washington, DC 20006
Attention: David S. Kahn, Esquire
     16. If any provision of this Guaranty shall be declared to be unenforceable in whole or in part by a court of competent jurisdiction, that part of the Guaranty found to be unenforceable shall be deemed stricken and severed and the remaining provisions and portions shall continue in fall force and effect.
     17. The Guarantor agrees that this Guaranty shall inure to the benefit of, and may be enforced by, Landlord and its successors and assigns, and shall be binding upon and enforceable against the Guarantor, and its heirs, successors and assigns.
     18. This Guaranty, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Commonwealth of Virginia.
     IN WITNESS WHEREOF, Guarantor has executed this Guaranty of Deed of Lease under seal on the                      day of March, 2005.

Guarantor:

WITNESS:	COVAD COMMUNICATIONS GROUP, INC., a Delaware corporation

/s/	By	/s/ Charles E. Hoffman

Name: CHARLES E. HOFFMAN
Title: PRESIDENT & CEO
HOLLAND & KNIGHT llp
Exhibit C, Page 4